UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2016

FREEPORT-McMoRan INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, AZ	85004
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Freeport-McMoRan Inc. (FCX) issued a press release dated October 25, 2016, announcing its third-quarter and nine-month 2016 results referencing supplementary schedules (see exhibit 99.1) and presented slides on its website that accompanied its October 25, 2016, earnings conference call (see exhibit 99.2).

Item 8.01. Other Events.

Freeport-McMoRan
Reports Third-Quarter and Nine-Month 2016 Results

▪	Net income attributable to common stock totaled $217 million, $0.16 per share, for third-quarter 2016.

▪
Consolidated sales (including volumes from Tenke Fungurume (Tenke), which is being reported as discontinued operations) totaled 1.2 billion pounds of copper, 317 thousand ounces of gold, 16 million pounds of molybdenum and 12.0 million barrels of oil equivalents (MMBOE) for third-quarter 2016, compared with 1.0 billion pounds of copper, 294 thousand ounces of gold, 23 million pounds of molybdenum and 13.8 MMBOE for third-quarter 2015.

▪
Consolidated sales for the year 2016 are expected to approximate 4.8 billion pounds of copper (including 485 million pounds from Tenke), 1.26 million ounces of gold and 73 million pounds of molybdenum, including 1.3 billion pounds of copper, 590 thousand ounces of gold and 21 million pounds of molybdenum for fourth-quarter 2016.

▪	Average realized prices were $2.18 per pound for copper, $1,327 per ounce for gold and $40.63 per barrel for oil for third-quarter 2016.

▪
Average unit net cash costs were $1.14 per pound of copper for mining operations and $15.00 per barrel of oil equivalents (BOE) for oil and gas operations for third-quarter 2016. Unit net cash costs for the year 2016 are expected to average $1.20 per pound of copper for mining operations.

▪
Operating cash flows totaled $980 million for third-quarter 2016. Based on current sales volume and cost estimates and assuming average prices of $2.10 per pound for copper, $1,250 per ounce for gold and $7 per pound for molybdenum for fourth-quarter 2016, operating cash flows for the year 2016 are expected to approximate $3.6 billion (including $0.3 billion in working capital sources and changes in other tax payments).

▪
Capital expenditures totaled $494 million for third-quarter 2016, consisting of $333 million for mining operations (including $250 million for major projects) and $160 million for oil and gas operations. Capital expenditures are expected to approximate $2.8 billion for the year 2016, consisting of $1.6 billion for mining operations (including $1.2 billion for major projects) and $1.2 billion for oil and gas operations.

▪
At September 30, 2016, consolidated debt totaled $19.0 billion and consolidated cash totaled $1.1 billion. At September 30, 2016, FCX had no borrowings and $3.5 billion available under its $3.5 billion revolving credit facility.

▪	FCX expects to receive $5.2 billion in gross proceeds during fourth-quarter 2016 in connection with previously announced asset sale transactions.

▪
In July 2016, FCX commenced a registered at-the-market offering of up to $1.5 billion of common stock. Through October 24, 2016, FCX has sold 33.5 million shares of its common stock for gross proceeds of $415 million ($12.39 per share average price).

PHOENIX, AZ, October 25, 2016 - Freeport-McMoRan Inc. (NYSE: FCX) reported net income attributable to common stock of $217 million, $0.16 per share, for third-quarter 2016 and net losses attributable to common stock of $4.4 billion, $3.45 per share, for the first nine months of 2016, $3.8 billion, $3.58 per share, for third-quarter 2015 and $8.2 billion, $7.77 per share, for the first nine months of 2015.

SUMMARY FINANCIAL DATA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(in millions, except per share amounts)
Revenues[a,b]	$3,877	$3,382	$10,453	$11,091
Operating income (loss)[a]	$359	$(3,964)	$(3,495)	$(9,415)
Net income (loss) from continuing operations	$292	$(3,815)	$(4,034)	$(8,090)
Net (loss) income from discontinued operations[c]	$(6)	$25	$(191)	$95
Net income (loss) attributable to common stock[d,e]	$217	$(3,830)	$(4,446)	$(8,155)
Diluted net income (loss) per share of common stock:
Continuing operations	$0.18	$(3.59)	$(3.27)	$(7.80)
Discontinued operations	(0.02)	0.01	(0.18)	0.03
	$0.16	$(3.58)	$(3.45)	$(7.77)
Diluted weighted-average common shares outstanding	1,351	1,071	1,289	1,050
Operating cash flows[f]	$980	$822	$2,594	$2,608
Capital expenditures	$494	$1,527	$2,309	$5,055
At September 30:
Cash and cash equivalents	$1,108	$233	$1,108	$233
Total debt, including current portion	$18,982	$20,698	$18,982	$20,698

a.	For segment financial results, refer to the supplemental schedules, "Business Segments," beginning on page VII.

b.
Includes (unfavorable) favorable adjustments to provisionally priced concentrate and cathode copper sales recognized in prior periods totaling $(15) million ($(7) million to net income attributable to common stock from continuing operations or $(0.01) per share) in third-quarter 2016, $(117) million ($(58) million to net loss attributable to common stock from continuing operations or $(0.05) per share) in third-quarter 2015, $5 million ($2 million to net loss attributable to common stock from continuing operations or less than $0.01 per share) for the first nine months of 2016 and $(100) million ($(48) million to net loss attributable to common stock from continuing operations or $(0.05) per share) for the first nine months of 2015. For further discussion, refer to the supplemental schedule, "Derivative Instruments," on page VI.

c.
Net income (loss) from discontinued operations includes charges for (i) allocated interest expense totaling $12 million in third-quarter 2016, $6 million in third-quarter 2015, $33 million for the first nine months of 2016 and $20 million for the first nine months of 2015 associated with the portion of the FCX term loan that is required to be repaid as a result of the sale of FCX's interest in Tenke and (ii) income tax (benefit) provision totaling $(2) million in third-quarter 2016, $(11) million in third-quarter 2015, $(25) million for the first nine months of 2016 and $20 million for the first nine months of 2015. In accordance with accounting guidelines, the first nine months of 2016 are also net of an estimated loss on disposal, which will be adjusted through closing of the transaction.

d.
Includes net gains (charges) totaling $39 million ($0.03 per share) in third-quarter 2016, $(3.7) billion ($(3.43) per share) in third-quarter 2015, $(4.4) billion ($(3.43) per share) for the first nine months of 2016 and $(8.1) billion ($(7.71) per share) for the first nine months of 2015.

e.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. For a summary of net impacts from changes in these deferrals, refer to the supplemental schedule, "Deferred Profits," on page VI.

f.
Includes net working capital (uses) sources and changes in other tax payments of $(3) million in third-quarter 2016, $507 million in third-quarter 2015, $463 million for the first nine months of 2016 and $342 million for the first nine months of 2015.

DEBT REDUCTION INITIATIVES
FCX is taking actions to restore its balance sheet strength through a combination of asset sale transactions, cash flow from operations and capital market transactions. During 2016, FCX has announced $6.6 billion in asset sale transactions and has received aggregate cash consideration of $1.4 billion. The remaining $5.2 billion in gross proceeds is expected to be received in fourth-quarter 2016 associated with the pending Tenke and oil and gas transactions. In September 2016, FCX agreed to sell its Deepwater Gulf of Mexico (GOM) properties for cash consideration of $2.0 billion and up to $150 million of contingent payments, and in October 2016, FCX agreed to sell its onshore California oil and gas properties for cash consideration of $592 million and up to $150 million of contingent consideration. Following provides a summary of FCX’s completed and pending asset sales (in billions):

	Cash
Completed Transactions:	Consideration	[a]
Morenci (13 percent interest)	$1.00
Timok exploration project in Serbia	0.13	[b]
Oil and gas transactions	0.19
Other land sales	0.06
	1.38
Pending Transactions:
Tenke	2.65	[b]
Deepwater GOM	2.00	[b,c]
Onshore California	0.59	[b]
	5.24
Total, excluding potential transactions and contingent consideration	6.62
Potential Freeport Cobalt/Kinsanfu transactions[d]	0.15
Contingent consideration[b]	0.53
Total	$7.30

a.	Reflects aggregate cash consideration, before purchase price adjustments.

b.
Excludes contingent consideration of (i) up to $107 million associated with the Timok transaction, which is payable to FCX in stages based upon achievement of defined development milestones, (ii) up to $120 million for the Tenke transaction, consisting of $60 million if the average copper price exceeds $3.50 per pound and $60 million if the average cobalt price exceeds $20 per pound, both for the 24-month period ending December 31, 2019, (iii) up to $150 million for the Deepwater GOM transaction payable to FCX as the buyer realizes future cash flows in connection with FCX's third-party production handling agreement for the Marlin platform, and (iv) up to $150 million for the onshore California transaction, consisting of $50 million per year for 2018, 2019 and 2020, if the price of Brent crude oil averages $70 per barrel or higher in that calendar year.

c.
In connection with the Deepwater GOM transaction, FCX Oil & Gas LLC (FM O&G) entered into an agreement to amend the terms of the Plains Offshore Operations Inc. preferred stock to provide FM O&G the right to call these securities for $582 million. FM O&G expects to exercise this option at the time the Deepwater GOM sale closes.

d.
FCX has agreed to negotiate exclusively with China Molybdenum Co., Ltd. (CMOC) until December 31, 2016, to enter into a definitive agreement to sell its interests in Freeport Cobalt for $100 million and the Kinsanfu exploration project in the Democratic Republic of Congo (DRC) for $50 million in separate transactions.

In July 2016, FCX commenced a registered at-the-market (ATM) offering of up to $1.5 billion of common stock. Through October 24, 2016, FCX has sold 33.5 million shares of its common stock for gross proceeds of $415 million ($12.39 per share average price).
FCX continues to aggressively manage production, exploration and administrative costs and capital spending. With the successful completion of the Cerro Verde expansion and anticipated access to higher grade ore from the Grasberg mine in future quarters, FCX expects to generate substantial cash flows for debt reduction.
FCX remains focused on retaining a high-quality portfolio of long-lived copper assets positioned to generate value as market conditions improve. In addition to debt reduction plans, FCX is pursuing opportunities to create additional value through mine designs that would increase copper reserves, reduce costs and provide opportunities to enhance net present values, and continues to advance studies for future development of its copper resources, the timing of which will be dependent on market conditions.

SUMMARY OPERATING DATA

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2016	2015		2016	2015
Copper (millions of recoverable pounds)[a]
Production	1,217	1,003		3,447	2,895
Sales, excluding purchases	1,231	1,001		3,465	2,925
Average realized price per pound	$2.18	$2.38		$2.16	$2.54
Site production and delivery costs per pound[b]	$1.39	$1.74		$1.44	$1.84
Unit net cash costs per pound[b]	$1.14	$1.52		$1.28	$1.56
Gold (thousands of recoverable ounces)
Production	308	281		658	907
Sales, excluding purchases	317	294		674	909
Average realized price per ounce	$1,327	$1,117		$1,292	$1,149
Molybdenum (millions of recoverable pounds)
Production	19	23		58	72
Sales, excluding purchases	16	23		52	69
Average realized price per pound	$9.14	$7.91		$8.36	$9.21
Oil Equivalents
Sales volumes
MMBOE	12.0	13.8		36.6	39.4
Thousand BOE (MBOE) per day	131	150		133	144
Cash operating margin per BOE[c]
Realized revenues	$34.99	$43.00	[d]	$30.50	$45.57	[d]
Cash production costs	(15.00)	(18.85)		(15.28)	(19.42)
Cash operating margin	$19.99	$24.15		$15.22	$26.15

a.
Includes production and sales volumes from Tenke, which is reported as discontinued operations. Copper sales from Tenke totaled 118 million pounds in third-quarter 2016, 113 million pounds in third-quarter 2015, 365 million pounds for the first nine months of 2016 and 350 million pounds for the first nine months of 2015. Average realized copper prices (excluding Tenke) were $2.19 per pound in third-quarter 2016, $2.39 per pound in third-quarter 2015, $2.17 per pound for the first nine months of 2016 and $2.54 per pound for the first nine months of 2015.

b.
Reflects per pound weighted-average production and delivery costs and unit net cash costs (net of by-product credits) for all copper mines, before net noncash and other costs. Excluding Tenke, mining unit net cash costs averaged $1.14 per pound in third-quarter 2016, $1.57 per pound in third-quarter 2015, $1.28 per pound for the first nine months of 2016 and $1.61 per pound for the first nine months of 2015. For reconciliations of per pound unit costs by operating division to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page X.

c.
Cash operating margin for oil and gas operations reflects realized revenues less cash production costs. Cash production costs exclude accretion and other costs. For reconciliations of realized revenues and cash production costs per BOE to revenues and production and delivery costs reported in FCX's consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page X.

d.	Includes realized cash gains on crude oil derivative contracts of $7.44 per BOE in third-quarter 2015 and $7.72 per BOE for the first nine months of 2015.
Consolidated Sales Volumes
Third-quarter 2016 consolidated copper sales (including Tenke) of 1.23 billion pounds were higher than third-quarter 2015 sales of 1.0 billion pounds, primarily reflecting higher volumes from Cerro Verde and PT Freeport Indonesia (PT-FI).
Third-quarter 2016 consolidated gold sales of 317 thousand ounces were higher than third-quarter 2015 sales of 294 thousand ounces.
Third-quarter 2016 consolidated molybdenum sales of 16 million pounds were lower than third-quarter 2015 sales of 23 million pounds, primarily reflecting weak demand.

Third-quarter 2016 sales from oil and gas operations of 12.0 MMBOE, including 9.1 million barrels (MMBbls) of crude oil, 13.8 billion cubic feet (Bcf) of natural gas and 0.6 MMBbls of natural gas liquids (NGLs), were lower than third-quarter 2015 sales of 13.8 MMBOE, primarily reflecting the July 2016 sale of Haynesville.
Sales volumes for the year 2016 are expected to approximate 4.8 billion pounds of copper (including 485 million pounds for Tenke), 1.26 million ounces of gold and 73 million pounds of molybdenum, including 1.3 billion pounds of copper (including 120 million pounds for Tenke), 590 thousand ounces of gold and 21 million pounds of molybdenum for fourth-quarter 2016. Projected sales volumes are dependent on a number of factors, including operational performance, shipping schedules and the timing of completing the pending Tenke transaction.
Consolidated Unit Costs
Mining Unit Net Cash Costs. Consolidated average unit net cash costs (net of by-product credits) for FCX's copper mines (including Tenke) of $1.14 per pound of copper in third-quarter 2016 were lower than unit net cash costs of $1.52 per pound in third-quarter 2015, primarily reflecting higher copper sales volumes and the impact of ongoing cost reduction initiatives.
Assuming average prices of $1,250 per ounce of gold and $7 per pound of molybdenum for fourth-quarter 2016 and achievement of current sales volume and cost estimates, consolidated unit net cash costs (net of by-product credits) for copper mines (including Tenke) are expected to average $1.20 per pound for the year 2016. The impact of price changes for fourth-quarter 2016 on consolidated unit net cash costs would approximate $0.0075 per pound for each $50 per ounce change in the average price of gold and $0.004 per pound for each $2 per pound change in the average price of molybdenum. Quarterly unit net cash costs vary with fluctuations in sales volumes and realized prices primarily for gold and molybdenum.
Oil and Gas Cash Production Costs per BOE. Cash production costs for oil and gas operations of $15.00 per BOE in third-quarter 2016 were lower than cash production costs of $18.85 per BOE in third-quarter 2015, primarily reflecting ongoing cost reduction efforts in California.
MINING OPERATIONS
North America Copper Mines. FCX operates seven open-pit copper mines in North America - Morenci, Bagdad, Safford, Sierrita and Miami in Arizona, and Chino and Tyrone in New Mexico. In addition to copper, molybdenum concentrate and silver are also produced by certain of FCX's North America copper mines.
All of the North America mining operations are wholly owned, except for Morenci. FCX records its 72 percent undivided joint venture interest in Morenci using the proportionate consolidation method.
Operating and Development Activities. FCX has significant undeveloped reserves and resources in North America and a portfolio of long-term development projects. In the near term, FCX is deferring development of new projects as a result of current market conditions. Future investments will be undertaken based on the results of economic and technical feasibility studies, and market conditions.
During 2015, FCX revised plans for its North America copper mines to incorporate reductions in mining rates to reduce operating and capital costs. In addition, FCX curtailed operations at the Miami and Tyrone mines and is operating its Sierrita mine at reduced rates. The revised plans at each of the operations incorporate the impacts of lower energy, acid and other consumables, reduced labor costs and a significant reduction in capital spending plans. These operating plans will continue to be reviewed and additional adjustments will be made as market conditions warrant.

Operating Data. Following is a summary of consolidated operating data for the North America copper mines for the third quarters and first nine months of 2016 and 2015:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Copper (millions of recoverable pounds)
Production	455	499	1,411	1,420
Sales	458	483	1,425	1,441
Average realized price per pound	$2.19	$2.42	$2.18	$2.59

Molybdenum (millions of recoverable pounds)
Production[a]	9	9	25	28

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$1.44	$1.68	$1.41	$1.76
By-product credits	(0.17)	(0.12)	(0.12)	(0.15)
Treatment charges	0.10	0.12	0.11	0.12
Unit net cash costs	$1.37	$1.68	$1.40	$1.73

a.	Refer to summary operating data on page 4 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at the North America copper mines.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page X.

North America's consolidated copper sales volumes of 458 million pounds in third-quarter 2016 were less than third-quarter 2015 sales of 483 million pounds, primarily attributable to the May 2016 sale of a portion of FCX's interest in Morenci. North America copper sales are estimated to approximate 1.8 billion pounds for the year 2016, compared with 2.0 billion pounds in 2015.
Average unit net cash costs (net of by-product credits) for the North America copper mines of $1.37 per pound of copper in third-quarter 2016 were lower than the unit net cash costs of $1.68 per pound in third-quarter 2015, primarily reflecting cost reduction initiatives.
Average unit net cash costs (net of by-product credits) for the North America copper mines are expected to approximate $1.41 per pound of copper for the year 2016, based on achievement of current sales volume and cost estimates and assuming an average molybdenum price of $7 per pound for fourth-quarter 2016. North America's average unit net cash costs would change by approximately $0.005 per pound for each $2 per pound change in the average price of molybdenum.

South America Mining. FCX operates two copper mines in South America - Cerro Verde in Peru (in which FCX owns a 53.56 percent interest) and El Abra in Chile (in which FCX owns a 51 percent interest). These operations are consolidated in FCX's financial statements. In addition to copper, the Cerro Verde mine produces molybdenum concentrate and silver.
Operating and Development Activities. The Cerro Verde expansion project commenced operations in September 2015 and achieved capacity operating rates during first-quarter 2016. Cerro Verde's expanded operations benefit from its large-scale, long-lived reserves and cost efficiencies. The project expanded the concentrator facilities from 120,000 metric tons of ore per day to 360,000 metric tons of ore per day and is on track to provide incremental annual production of approximately 600 million pounds of copper and 15 million pounds of molybdenum.
During 2015, FCX revised plans for its South America copper mines, principally to reflect adjustments to the mine plan at El Abra to reduce mining and stacking rates by approximately 50 percent to achieve lower operating and labor costs, defer capital expenditures and extend the life of the existing operations.
FCX continues to evaluate a potential large-scale milling operation at El Abra to process additional sulfide material and to achieve higher recoveries. Exploration results in recent years at El Abra indicate a significant sulfide resource, which could potentially support a major mill project. Future investments will depend on technical studies, economic factors and global copper market conditions.

Operating Data. Following is a summary of consolidated operating data for the South America mining operations for the third quarters and first nine months of 2016 and 2015:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Copper (millions of recoverable pounds)
Production	317	204	986	585
Sales	323	207	973	585
Average realized price per pound	$2.19	$2.37	$2.17	$2.52

Molybdenum (millions of recoverable pounds)
Production[a]	5	1	14	5

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$1.27	$1.54	$1.23	$1.68
By-product credits	(0.12)	(0.04)	(0.10)	(0.05)
Treatment charges	0.24	0.18	0.24	0.17
Royalty on metals	0.01	—	—	—
Unit net cash costs	$1.40	$1.68	$1.37	$1.80

a.	Refer to summary operating data on page 4 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at Cerro Verde.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page X.

South America's consolidated copper sales volumes of 323 million pounds in third-quarter 2016 were significantly higher than third-quarter 2015 sales of 207 million pounds, reflecting Cerro Verde's expanded operations. Sales from South America mining are expected to approximate 1.3 billion pounds of copper for the year 2016, compared with 871 million pounds of copper in 2015.
Average unit net cash costs (net of by-product credits) for South America mining of $1.40 per pound of copper in third-quarter 2016 were lower than unit net cash costs of $1.68 per pound in third-quarter 2015, primarily reflecting higher copper sales volumes and efficiencies associated with the Cerro Verde expansion and higher by-product credits. Average unit net cash costs (net of by-product credits) for South America mining are expected to approximate $1.42 per pound of copper for the year 2016, based on current sales volume and cost estimates and assuming average prices of $7 per pound of molybdenum for fourth-quarter 2016.

Indonesia Mining. Through its 90.64 percent owned and consolidated subsidiary PT-FI, FCX's assets include one of the world's largest copper and gold deposits at the Grasberg minerals district in Papua, Indonesia. PT-FI operates a proportionately consolidated joint venture, which produces copper concentrate that contains significant quantities of gold and silver.
Regulatory Matters. PT-FI continues to engage with Indonesian government officials regarding its long-term operating rights under its Contract of Work (COW), and its rights to export concentrate without restriction.
PT-FI and the Indonesian government entered into a Memorandum of Understanding in July 2014, in which subject to concluding an agreement to extend PT-FI's operations beyond 2021 on acceptable terms, PT-FI agreed to construct new smelter capacity in Indonesia and to divest an additional 20.64 percent interest in PT-FI at fair market value. PT-FI also agreed to pay higher royalties and to pay export duties until certain smelter development milestones were met.
In October 2015, the Indonesian government provided a letter of assurance to PT-FI indicating that it would revise regulations allowing it to approve the extension of operations beyond 2021, and provide the same rights and the same level of legal and fiscal certainty provided under its current COW.
In August 2016, PT-FI's export permit was renewed through January 11, 2017. Current regulations published by the Indonesian government prohibit exports of copper concentrate and anode slimes after January 12, 2017. Indonesian government officials have indicated an intent to revise this regulation to protect employment and government revenues. PT-FI is actively engaged with Indonesian government officials on this matter.

Operating and Development Activities. PT-FI is currently mining the final phase of the Grasberg open pit, which contains very high copper and gold ore grades. PT-FI expects to mine high-grade ore over the next several quarters prior to transitioning to the Grasberg Block Cave underground mine in the first half of 2018.
PT-FI has several projects in progress in the Grasberg minerals district related to the development of its large-scale, long-lived, high-grade underground ore bodies. In aggregate, these underground ore bodies are expected to produce large-scale quantities of copper and gold following the transition from the Grasberg open pit. From 2017 to 2020, estimated aggregate capital spending on these projects is currently expected to average $1.0 billion per year ($0.8 billion per year net to PT-FI). Considering the long-term nature and size of these projects, actual costs could vary from these estimates. In response to market conditions and Indonesian regulatory uncertainty, the timing of these expenditures continues to be reviewed.
Operating Data. Following is a summary of consolidated operating data for the Indonesia mining operations for the third quarters and first nine months of 2016 and 2015:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Copper (millions of recoverable pounds)
Production	321	192	694	551
Sales	332	198	702	549
Average realized price per pound	$2.20	$2.35	$2.17	$2.45

Gold (thousands of recoverable ounces)
Production	301	272	637	887
Sales	307	285	653	891
Average realized price per ounce	$1,327	$1,117	$1,292	$1,149

Unit net cash costs per pound of copper[a]
Site production and delivery, excluding adjustments	$1.37	$2.16	$1.70	$2.39
Gold and silver credits	(1.29)	(1.59)	(1.28)	(1.93)
Treatment charges	0.27	0.31	0.29	0.31
Export duties	0.10	0.17	0.09	0.16
Royalty on metals	0.12	0.13	0.12	0.16
Unit net cash costs	$0.57	$1.18	$0.92	$1.09

a.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page X.

Indonesia's consolidated copper sales totaled 332 million pounds in third-quarter 2016 and were higher than third-quarter 2015 sales of 198 million pounds, primarily reflecting higher copper ore grades. Indonesia's third-quarter 2016 gold sales of 307 thousand ounces were higher than third-quarter 2015 sales of 285 thousand ounces. Third-quarter 2016 sales volumes were below previous estimates because of lower mining rates that affected the timing of access to higher grade ore and a deferral of production into future periods resulting from labor productivity issues and a 10-day work stoppage beginning in late September.
At the Grasberg mine, the sequencing of mining areas with varying ore grades causes fluctuations in quarterly and annual production of copper and gold. Consolidated sales volumes from Indonesia mining operations are expected to approximate 1.2 billion pounds of copper and 1.24 million ounces of gold for the year 2016, compared with 744 million pounds of copper and 1.2 million ounces of gold for the year 2015. Ore grades are expected to further improve in 2017 because of increased access to higher grade sections of the Grasberg open pit.
A significant portion of PT-FI's costs are fixed and unit costs vary depending on volumes and other factors. Indonesia's unit net cash costs (including gold and silver credits) of $0.57 per pound of copper in third-quarter 2016 were lower than unit net cash costs of $1.18 per pound in third-quarter 2015, primarily reflecting higher sales volumes, partly offset by lower by-product credits.
Based on current sales volume and cost estimates, and assuming an average gold price of $1,250 per ounce for fourth-quarter 2016, unit net cash costs (net of gold and silver credits) for Indonesia mining are expected to approximate $0.62 per pound for the year 2016. Indonesia mining's unit net cash costs for the year 2016 would change by approximately $0.03 per pound for each $50 per ounce change in the average price of gold for fourth-quarter 2016. Because of the fixed nature of a large portion of Indonesia mining's costs, unit costs vary from quarter to quarter depending on copper and gold volumes. Anticipated higher ore grades from the Grasberg mine are expected to result in lower unit net cash costs in fourth-quarter 2016 and for the year 2017.
Indonesia mining's projected sales volumes are dependent on a number of factors, including operational performance, the timing of shipments and approval by the Indonesian government to continue the export of copper concentrate and anode slimes.
Africa Mining. In May 2016, FCX entered into an agreement to sell its interest in TF Holdings Limited (TFHL), through which FCX holds an effective 56 percent interest in the Tenke copper and cobalt mining concessions in the Southeast region of the DRC. In accordance with accounting guidelines, the operating results of Africa mining have been separately reported as discontinued operations in FCX’s consolidated statements of operations for all periods presented. The closing of the transaction is currently subject to customary closing conditions including the resolution of the right of first offer of Lundin Mining Corporation (holds a 30 percent interest in TFHL) and the parties are working towards a satisfactory resolution. In addition, La Générale des Carrières et des Mines (Gécamines), which is wholly owned by the DRC government (holds a 20 percent non-dilutable interest in Tenke Fungurume Mining S.A.) recently filed an arbitration proceeding with the International Court of Arbitration challenging the transaction; however, FCX believes that Gecamines’ claims have no legal basis. FCX and the purchaser, China Molybdenum Co., Ltd. are committed to closing the transaction and we expect to close in the fourth quarter of 2016.
Operating Data. Following is a summary of operating data for the Africa mining operations for the third quarters and first nine months of 2016 and 2015:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Copper (millions of recoverable pounds)
Production	124	108	356	339
Sales	118	113	365	350
Average realized price per pound[a]	$2.07	$2.32	$2.07	$2.52

Cobalt (millions of contained pounds)
Production	9	9	28	25
Sales	9	10	29	26
Average realized price per pound	$7.83	$8.96	$7.15	$9.04

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$1.57	$1.63	$1.61	$1.58
Cobalt credits[c]	(0.46)	(0.53)	(0.39)	(0.47)
Royalty on metals	0.05	0.05	0.05	0.06
Unit net cash costs	$1.16	$1.15	$1.27	$1.17

a.	Includes point-of-sale transportation costs as negotiated in customer contracts.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in net income (loss) from discontinued operations in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page X.

c.	Net of cobalt downstream processing and freight costs.

Africa mining's copper sales of 118 million pounds in third-quarter 2016 were slightly higher than third-quarter 2015 copper sales of 113 million pounds. Africa mining's sales for 2016 are expected to approximate 485 million pounds of copper and 38 million pounds of cobalt, compared with 467 million pounds of copper and 35 million pounds of cobalt for the year 2015. Africa mining's projected sales for the year 2016 would be impacted by the timing of the completion of the sale of FCX's interest in TFHL.
Africa mining's unit net cash costs (net of cobalt credits) of $1.16 per pound of copper in third-quarter 2016 were slightly higher than unit net cash costs of $1.15 per pound of copper in third-quarter 2015. Unit net cash costs (net of cobalt credits) for Africa mining are expected to approximate $1.26 per pound of copper for 2016, based on current sales volume and cost estimates and assuming an average cobalt price of $11 per pound for fourth-quarter of 2016.

Molybdenum Mines. FCX has two wholly owned molybdenum mines in North America - the Henderson underground mine and the Climax open-pit mine, both in Colorado. The Henderson and Climax mines produce high-purity, chemical-grade molybdenum concentrate, which is typically further processed into value-added molybdenum chemical products. The majority of molybdenum concentrate produced at the Henderson and Climax mines, as well as from FCX's North and South America copper mines, is processed at FCX's conversion facilities.
Operating and Development Activities. In response to market conditions, the revised plans for the Henderson molybdenum mine incorporate lower operating rates, resulting in an approximate 65 percent reduction in Henderson's annual production volumes. FCX also adjusted production plans at its by-product mines, including reduced production at its Sierrita mine. Additionally, FCX incorporated changes in the commercial pricing structure for its chemicals products to promote continuation of chemical-grade production.
Production from the Molybdenum mines totaled 5 million pounds of molybdenum in third-quarter 2016 and 13 million pounds in third-quarter 2015. Refer to summary operating data on page 4 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at the Molybdenum mines, and from FCX's North and South America copper mines.
Average unit net cash costs for the Molybdenum mines of $10.28 per pound of molybdenum in third-quarter 2016 were higher than average unit net cash costs of $6.93 per pound in third-quarter 2015, primarily reflecting lower volumes. Based on current sales volume and cost estimates, unit net cash costs for the Molybdenum mines are expected to average approximately $8.50 per pound of molybdenum for the year 2016.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page X.

Mining Exploration Activities.     FCX's mining exploration activities are generally associated with its existing mines focusing on opportunities to expand reserves and resources to support development of additional future production capacity. Exploration results continue to indicate opportunities for significant future potential reserve additions in North and South America. Exploration spending continues to be constrained by market conditions and is expected to approximate $45 million for the year 2016.

OIL AND GAS OPERATIONS
Through its wholly owned oil and gas subsidiary, FM O&G, FCX's principal oil and gas assets include oil production facilities in the Deepwater GOM and California.
In September 2016, FCX entered into an agreement to sell its Deepwater GOM properties to Anadarko Petroleum Corporation (Anadarko) for cash consideration of $2.0 billion (before closing adjustments) and up to $150 million in contingent payments. The contingent payments would be received over time as Anadarko realizes future cash flows in connection with FCX's third-party production handling agreement for the Marlin platform. The transaction has an effective date of August 1, 2016, and is expected to close in fourth-quarter 2016, subject to customary closing conditions. In connection with the sale of the Deepwater GOM properties, FM O&G entered into an agreement to amend the terms of the Plains Offshore Operations Inc. preferred stock to provide FM O&G the right to call these securities for $582 million. FM O&G expects to exercise this option at the time the Deepwater GOM sale closes.
In October 2016, FCX entered into an agreement to sell its onshore California oil and gas properties to Sentinel Peak Resources California LLC for cash consideration of $592 million (before closing adjustments) and contingent consideration of up to $150 million, consisting of $50 million per year for 2018, 2019 and 2020 if the price of Brent crude oil averages $70 per barrel or higher in each of these calendar years. The transaction has an effective date of July 1, 2016, and is expected to close in fourth-quarter 2016, subject to customary closing conditions.
Impairment of Oil and Gas Properties. FCX follows the full cost method of accounting for its oil and gas operations, whereby all costs associated with oil and gas property acquisition, exploration and development activities are capitalized and amortized to expense under the unit-of-production method on a country-by-country basis using estimates of proved oil and gas reserves relating to each country where such activities are conducted. The costs of unproved oil and gas properties are excluded from amortization until the properties are evaluated.
Under full cost accounting rules, a "ceiling test" is conducted each quarter to review the carrying value of oil and gas properties for impairment. The U.S. Securities and Exchange Commission (SEC) requires the twelve-month average of the first-day-of-the-month historical reference oil price be used in determining the ceiling test limitation. Using West Texas Intermediate (WTI) as the reference oil price, the average price was $41.68 per barrel at September 30, 2016, compared with $43.12 per barrel at June 30, 2016. As a result of the impact of the reduction in twelve-month historical prices and reserve revisions, net capitalized costs exceeded the ceiling test limitation under full cost accounting rules, which resulted in the recognition of a third-quarter 2016 impairment charge of $239 million.
Financial and Operating Data. Following is a summary of financial and operating data for the U.S. oil and gas operations for the third quarters and first nine months of 2016 and 2015:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2016	2015		2016	2015
Financial Summary (in millions)
Realized revenues[a]	$421	$593	[b]	$1,115	$1,796	[b]
Cash production costs[a]	(180)	(260)		(558)	(765)
Cash operating margin	$241	$333		$557	$1,031
Capital expenditures[c]	$160	$635		$1,028	$2,430
Sales Volumes
Oil (MMBbls)	9.1	9.3		26.1	26.3
Natural gas (Bcf)	13.8	22.8		52.2	68.1
NGLs (MMBbls)	0.6	0.7		1.8	1.8
MMBOE	12.0	13.8		36.6	39.4
Average Realized Prices[a]
Oil (per barrel)	$40.63	$55.88	[b]	$37.11	$59.92	[b]
Natural gas (per million British thermal units, or MMBtu)	$2.84	$2.72		$2.24	$2.74
NGLs (per barrel)	$17.65	$16.68		$16.85	$19.78
Cash Operating Margin per BOE[a]
Realized revenues	$34.99	$43.00	[b]	$30.50	$45.57	[b]
Cash production costs	(15.00)	(18.85)		(15.28)	(19.42)
Cash operating margin	$19.99	$24.15		$15.22	$26.15

a.
Cash operating margin for oil and gas operations reflects realized revenues less cash production costs. Cash production costs exclude accretion and other costs. For reconciliations of realized revenues (including average realized prices for oil, natural gas and NGLs) and cash production costs to revenues and production and delivery costs reported in FCX's consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page X.

b.
Includes realized cash gains on crude oil derivative contracts of $103 million ($11.03 per barrel of oil and $7.44 per BOE) in third-quarter 2015 and $304 million ($11.58 per barrel of oil and $7.72 per BOE) for the first nine months of 2015.

c.
Excludes international oil and gas expenditures totaling $37 million in third-quarter 2015, $47 million for the first nine months of 2016 and $81 million for the first nine months of 2015, primarily related to the Morocco oil and gas properties.

The average realized price for crude oil was $40.63 per barrel in third-quarter 2016 (86 percent of the average Brent crude oil price of $46.99 per barrel). The average realized price for natural gas was $2.84 per MMBtu in third-quarter 2016, compared to the New York Mercantile Exchange natural gas price average of $2.81 per MMBtu for the July through September 2016 contracts.
Lower realized revenues for oil and gas operations of $34.99 per BOE in third-quarter 2016, compared to $43.00 per BOE in third-quarter 2015, primarily reflects the impact of realized cash gains on derivative contracts of $7.44 per BOE in third-quarter 2015.
Cash production costs for oil and gas operations of $15.00 per BOE in third-quarter 2016 were lower than cash production costs of $18.85 per BOE in third-quarter 2015, primarily reflecting ongoing cost reduction efforts.

Following is a summary of average oil and gas sales volumes per day by region for the third quarters and first nine months of 2016 and 2015:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Sales Volumes (MBOE per day)	2016	2015	2016	2015
GOM[a]	92	91	87	82
California[b]	33	35	32	37
Haynesville/Madden/Other[c]	6	24	14	25
Total oil and gas operations	131	150	133	144

a.	In September 2016, FCX entered into an agreement to sell its Deepwater GOM properties; this transaction is expected to close in fourth-quarter 2016.

b.	In October 2016, FCX entered into an agreement to sell its onshore California properties; this transaction is expected to close in fourth-quarter 2016.

c.	In July 2016, FCX completed the sale of its Haynesville shale assets.
Daily sales volumes averaged 131 MBOE for third-quarter 2016, including 99 thousand barrels (MBbls) of crude oil, 150 million cubic feet (MMcf) of natural gas and 7 MBbls of NGLs.
Following completion of the Deepwater GOM and onshore California transactions, FCX’s portfolio of oil and gas assets would include oil and natural gas production onshore in South Louisiana and on the GOM Shelf, oil production offshore California and natural gas production from the Madden area in Central Wyoming. In third-quarter 2016, these properties produced an average of 7 MBbls of oil and NGLs per day and 74 MMcf of natural gas per day.
Oil and Gas Capital Expenditures. Capital expenditures for oil and gas operations in third-quarter 2016 totaled $160 million (including $75 million incurred for GOM and $97 million associated with the change in capital expenditure accruals).
CASH FLOWS, CASH, DEBT and EQUITY TRANSACTIONS
Operating Cash Flows. FCX generated operating cash flows of $980 million for third-quarter 2016 and $2.6 billion (including $463 million in working capital sources and changes in other tax payments) for the first nine months of 2016.
Based on current sales volume and cost estimates and assuming average prices of $2.10 per pound of copper, $1,250 per ounce of gold, $7 per pound of molybdenum and $51 per barrel of Brent crude oil for fourth-quarter 2016, FCX's consolidated operating cash flows are estimated to approximate $3.6 billion for the year 2016 (including $0.3 billion in working capital sources and other tax payments). The impact of price changes during fourth-quarter 2016 on operating cash flows would approximate $150 million for each $0.10 per pound change in the average price of copper, $20 million for each $50 per ounce change in the average price of gold, $15 million for each $2 per pound change in the average price of molybdenum and $28 million for each $5 per barrel change in the average Brent crude oil price.
Capital Expenditures. Capital expenditures totaled $494 million for third-quarter 2016, consisting of $333 million for mining operations (including $250 million for major projects primarily for the development of underground mines by PT-FI) and $160 million for oil and gas operations. Capital expenditures for the first nine months of 2016 totaled $2.3 billion, consisting of $1.2 billion for mining operations (including $0.9 billion for major projects) and $1.1 billion for oil and gas operations.
Capital expenditures are expected to approximate $2.8 billion for the year 2016, consisting of $1.6 billion for mining operations (including $1.2 billion for major projects, primarily for the development of underground mines by PT-FI and for the Cerro Verde expansion, which was completed earlier in the year) and $1.2 billion for oil and gas operations.

Cash. Following is a summary of the U.S. and international components of consolidated cash and cash equivalents available to the parent company (excluding cash and cash equivalents of $68 million in assets held for sale), net of noncontrolling interests' share, taxes and other costs at September 30, 2016 (in millions):

Cash at domestic companies	$709
Cash at international operations	399
Total consolidated cash and cash equivalents	1,108
Noncontrolling interests' share	(97)
Cash, net of noncontrolling interests' share	1,011
Withholding taxes and other	(30)
Net cash available	$981

Debt. FCX continues to focus on cost and capital management and cash flow generation from its operations and is taking actions to reduce debt through asset sales, available cash flows and other transactions. Following is a summary of total debt and the related weighted-average interest rates at September 30, 2016 (in billions, except percentages):

		Weighted-
		Average
		Interest Rate
FCX Senior Notes	$11.5	3.8%
FCX Term Loan[a]	2.5	3.3%
FM O&G Senior Notes	2.5	6.6%
Cerro Verde Credit Facility	1.6	2.7%
Other debt	0.9	4.9%
	$19.0	4.0%

a.
In accordance with the mandatory prepayment provision of the amended Term Loan, 50 percent of the proceeds associated with FCX's pending asset sale transactions must be applied toward repaying the Term Loan.

At September 30, 2016, FCX had no borrowings, $43 million in letters of credit issued and availability of $3.5 billion under its revolving credit facility.
Equity. In July 2016, FCX commenced a registered ATM offering of up to $1.5 billion of common stock. Through October 24, 2016, FCX has sold 33.5 million shares of its common stock for gross proceeds of $415 million ($12.39 per share average price). As of September 30, 2016, FCX has 1.36 billion common shares outstanding.

FINANCIAL POLICY
FCX intends to continue to seek to strengthen its financial position, with a focus on significant debt reduction. In December 2015, FCX's common stock dividend was suspended. FCX's Board of Directors will continue to review its financial policy on an ongoing basis.

FREEPORT-McMoRan INC.
SELECTED MINING OPERATING DATA (continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
100% North America Copper Mines
Solution Extraction/Electrowinning (SX/EW) Operations
Leach ore placed in stockpiles (metric tons per day)	681,400	927,900	764,900	911,100
Average copper ore grade (percent)	0.31	0.27	0.32	0.26
Copper production (millions of recoverable pounds)	316	300	921	808

Mill Operations
Ore milled (metric tons per day)	300,500	311,500	299,900	309,700
Average ore grades (percent):
Copper	0.47	0.50	0.48	0.48
Molybdenum	0.03	0.03	0.03	0.03
Copper recovery rate (percent)	87.8	85.6	86.3	85.6
Production (millions of recoverable pounds):
Copper	216	240	661	728
Molybdenum	9	9	25	28

100% South America Mining
SX/EW Operations
Leach ore placed in stockpiles (metric tons per day)	163,000	192,300	158,100	220,800
Average copper ore grade (percent)	0.41	0.46	0.41	0.43
Copper production (millions of recoverable pounds)	78	107	250	330

Mill Operations
Ore milled (metric tons per day)	355,300	131,200	348,900	122,400
Average ore grades:
Copper (percent)	0.41	0.49	0.42	0.46
Molybdenum (percent)	0.02	0.02	0.02	0.02
Copper recovery rate (percent)	84.4	79.2	86.1	79.0
Production (recoverable):
Copper (millions of pounds)	239	97	736	255
Molybdenum (millions of pounds)	5	1	14	5

100% Indonesia Mining
Ore milled (metric tons per day)[a]
Grasberg open pit	135,600	117,300	117,200	118,400
Deep Ore Zone underground mine	35,100	40,400	38,700	44,000
Deep Mill Level Zone (DMLZ) underground mine[b]	6,000	3,800	5,000	2,700
Grasberg Block Cave underground mine[b]	2,800	—	2,600	—
Big Gossan underground mine[b]	1,000	—	700	—
Total	180,500	161,500	164,200	165,100
Average ore grades:
Copper (percent)	1.02	0.68	0.86	0.65
Gold (grams per metric ton)	0.69	0.71	0.58	0.76
Recovery rates (percent):
Copper	91.4	89.6	90.5	90.2
Gold	82.7	81.1	81.4	83.1
Production (recoverable):
Copper (millions of pounds)	327	192	736	551
Gold (thousands of ounces)	300	272	664	887

100% Africa Mining (Discontinued Operations)
Ore milled (metric tons per day)	15,300	14,000	15,400	14,600
Average ore grades (percent):
Copper	4.31	4.02	4.11	4.13
Cobalt	0.43	0.43	0.45	0.41
Copper recovery rate (percent)	93.5	94.0	93.6	94.0
Production (millions of pounds):
Copper (recoverable)	124	108	356	339
Cobalt (contained)	9	9	28	25

a. Amounts represent the approximate average daily throughput processed at PT-FI's mill facilities from each producing mine and from development activities that result in metal production.
b. Targeted production rates once the DMLZ underground mine reaches full capacity are expected to approximate 80,000 metric tons of ore per day in 2021; production from the Big Gossan underground mine is expected to restart in the first half of 2017 and production from the Grasberg Block Cave underground mine is expected to commence in 2018.

I

FREEPORT-McMoRan INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2016		2015	2016		2015
	(In millions, except per share amounts)
Revenues[a]	$3,877		$3,382	$10,453		$11,091
Cost of sales:
Production and delivery[b]	2,509		2,595	7,957		7,862
Depreciation, depletion and amortization	643		823	1,937		2,522
Impairment of oil and gas properties	239		3,652	4,317		9,442
Metals inventory adjustments	20		91	27		154
Total cost of sales	3,411		7,161	14,238		19,980
Selling, general and administrative expenses	110	[c]	122	408	[c]	421
Mining exploration and research expenses	13		26	46		83
Environmental obligations and shutdown (credits) costs	(3)		37	18		61
Net gain on sales of assets	(13)		—	(762)		(39)
Total costs and expenses	3,518		7,346	13,948		20,506
Operating income (loss)	359		(3,964)	(3,495)		(9,415)
Interest expense, net[d]	(187)		(157)	(574)		(438)
Net gain on early extinguishment of debt	15		—	51		—
Other (expense) income, net	(10)		(41)	54		2	[e]
Income (loss) from continuing operations before income taxes and equity in affiliated companies' net earnings (losses)	177		(4,162)	(3,964)		(9,851)
Benefit from (provision for) income taxes[f]	114		349	(79)		1,762
Equity in affiliated companies' net earnings (losses)	1		(2)	9		(1)
Net income (loss) from continuing operations	292		(3,815)	(4,034)		(8,090)
Net (loss) income from discontinued operations[g]	(6)		25	(191)		95
Net income (loss)	286		(3,790)	(4,225)		(7,995)
Net income attributable to noncontrolling interests:
Continuing operations	(37)		(13)	(146)		(61)
Discontinued operations	(22)		(16)	(44)		(68)
Preferred dividends attributable to redeemable noncontrolling interest	(10)		(11)	(31)		(31)
Net income (loss) attributable to common stockholders[h]	$217		$(3,830)	$(4,446)		$(8,155)

Basic and diluted net income (loss) per share attributable to common stockholders:
Continuing operations	$0.18		$(3.59)	$(3.27)		$(7.80)
Discontinued operations	(0.02)		0.01	(0.18)		0.03
	$0.16		$(3.58)	$(3.45)		$(7.77)

Basic weighted-average common shares outstanding	1,346		1,071	1,289		1,050
Diluted weighted-average common shares outstanding	1,351		1,071	1,289		1,050

Dividends declared per share of common stock	$—		$0.05	$—		$0.2605

a.
Revenues include favorable (unfavorable) adjustments to provisionally priced concentrate and cathode copper sales recognized in prior periods (refer to the supplemental schedule, "Derivative Instruments," on page VI for a summary of these amounts). Revenues for the 2015 periods also include net noncash mark-to-market losses associated with crude oil derivative contracts.

b.
Includes charges (i) at oil and gas operations associated with drillship settlements/idle rigs, inventory adjustments, asset impairments and other net charges and (ii) at mining operations for asset retirement/impairment and restructuring charges.

c.	Includes net restructuring-related charges at oil and gas operations.

d.
Consolidated interest expense, excluding capitalized interest, totaled $211 million in each of third quarter 2016 and 2015, $647 million for the first nine months of 2016 and $622 million for the first nine months of 2015.

e.	Includes a gain for the proceeds received from insurance carriers and other third parties related to a shareholder derivative litigation settlement.

f.	Refer to the supplemental schedule, "Income Taxes," on page V for a summary of FCX's benefit from (provision for) income taxes.

g.
Net of charges for (i) allocated interest expense associated with FCX's term loan that is required to be repaid as a result of the sale of FCX's interest in TF Holdings Limited totaling $12 million in third-quarter 2016, $6 million in third-quarter 2015, $33 million for the first nine months of 2016 and $20 million for the first nine months of 2015 and (ii) income tax (benefit from) provision for totaling $(2) million in third-quarter 2016, $(11) million in third-quarter 2015, $(25) million for the first nine months of 2016 and $20 million for the first nine months of 2015. In accordance with accounting guidelines, the first nine months of 2016 also include an estimated loss on disposal, which will be adjusted through closing of the transaction.

h.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. Refer to the supplemental schedule, "Deferred Profits," on page VI for a summary of net impacts from changes in these deferrals.

II

FREEPORT-McMoRan INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30,	December 31,
	2016	2015
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,108	$195
Trade accounts receivable	788	660
Income and other tax receivables	857	1,341
Other accounts receivable	97	154
Inventories:
Materials and supplies, net	1,349	1,594
Mill and leach stockpiles	1,312	1,539
Product	1,025	1,071
Other current assets	299	164
Held for sale	4,663	744
Total current assets	11,498	7,462
Property, plant, equipment and mining development costs, net	23,415	24,246
Oil and gas properties, net - full cost method:
Subject to amortization, less accumulated amortization and impairment	979	2,262
Not subject to amortization	1,644	4,831
Long-term mill and leach stockpiles	1,723	1,663
Other assets	2,141	1,989
Held for sale	—	4,124
Total assets	$41,400	$46,577

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,347	$3,255
Current portion of debt	802	649
Current portion of environmental and asset retirement obligations	357	272
Accrued income taxes	161	23
Held for sale	821	108
Total current liabilities	4,488	4,307
Long-term debt, less current portion	18,180	19,779
Deferred income taxes	3,549	3,607
Environmental and asset retirement obligations, less current portion	3,725	3,717
Other liabilities	1,618	1,641
Held for sale	—	718
Total liabilities	31,560	33,769

Redeemable noncontrolling interest	774	764

Equity:
Stockholders' equity:
Common stock	149	137
Capital in excess of par value	25,601	24,283
Accumulated deficit	(16,832)	(12,387)
Accumulated other comprehensive loss	(476)	(503)
Common stock held in treasury	(3,710)	(3,702)
Total stockholders' equity	4,732	7,828
Noncontrolling interests[a]	4,334	4,216
Total equity	9,066	12,044
Total liabilities and equity	$41,400	$46,577

a. Includes noncontrolling interests of $1.2 billion at September 30, 2016, and December 31, 2015, associated with Tenke.

III

FREEPORT-McMoRan INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended September 30,
	2016	2015
	(In millions)
Cash flow from operating activities:
Net loss	$(4,225)	$(7,995)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	2,017	2,717
Impairment of oil and gas properties	4,317	9,442
Non-cash oil and gas drillship settlements	606	—
Other asset impairments, inventory adjustments, restructuring and other	119	104
Metals inventory adjustments	27	154
Net gain on sales of assets	(762)	(39)
Net charges for environmental and asset retirement obligations, including accretion	149	174
Payments for environmental and asset retirement obligations	(190)	(135)
Net gain on early extinguishment of debt	(51)	—
Deferred income taxes	(22)	(1,926)
Estimated loss on disposal of discontinued operations	182	—
Increase in long-term mill and leach stockpiles	(84)	(183)
Net gains on crude oil derivative contracts	—	(87)
Other, net	48	40
Changes in working capital and other tax payments, excluding amounts from dispositions:
Accounts receivable	257	990
Inventories	251	83
Other current assets	(120)	(13)
Accounts payable and accrued liabilities	(80)	(150)
Accrued income taxes and changes in other tax payments	155	(568)
Net cash provided by operating activities	2,594	2,608

Cash flow from investing activities:
Capital expenditures:
North America copper mines	(87)	(308)
South America	(332)	(1,339)
Indonesia	(715)	(660)
Molybdenum mines	(2)	(10)
U.S. oil and gas operations	(1,028)	(2,430)
Other	(145)	(308)
Net proceeds from sale of additional interest in Morenci	996	—
Net proceeds from sales of other assets	410	151
Other, net	9	(37)
Net cash used in investing activities	(894)	(4,941)

Cash flow from financing activities:
Proceeds from debt	3,463	6,552
Repayments of debt	(4,539)	(4,693)
Net proceeds from sale of common stock	442	999
Cash dividends and distributions paid:
Common stock	(5)	(547)
Noncontrolling interests	(87)	(89)
Stock-based awards net payments, including excess tax benefit	(5)	(8)
Debt financing costs and other, net	(17)	(7)
Net cash (used in) provided by financing activities	(748)	2,207

Net increase (decrease) in cash and cash equivalents	952	(126)
(Increase) decrease in cash and cash equivalents in assets held for sale	(39)	42
Cash and cash equivalents at beginning of year	195	317
Cash and cash equivalents at end of period	$1,108	$233

IV

FREEPORT-McMoRan INC.
INCOME TAXES

Following is a summary of the approximate amounts used in the calculation of FCX's consolidated income tax benefit (provision) for the first nine months of 2016 and 2015 (in millions, except percentages):

	Nine Months Ended September 30,
	2016					2015
				Income Tax					Income Tax
	Income	Effective		Benefit		Income		Effective	Benefit
	(Loss)[a]	Tax Rate		(Provision)		(Loss)[a]		Tax Rate	(Provision)
U.S.	$(616)	47%		$292	[b]	$(1,033)	[c]	42%	$435
South America	290	39%		(114)		76		42%	(32)
Indonesia	544	39%		(212)		327		44%	(145)
Impairment of oil and gas properties	(4,317)	38%		1,632		(9,442)		37%	3,497
Valuation allowance, net[d]	—	N/A		(1,632)		—		N/A	(1,910)
Eliminations and other	135	N/A		(46)		221		N/A	(70)
Rate adjustment[e]	—	N/A		1		—		N/A	(13)
Continuing operations	$(3,964)	(2)%	[f]	$(79)		$(9,851)		18%	$1,762

a.	Represents income (loss) from continuing operations by geographic location before income taxes and equity in affiliated companies' net earnings (losses).

b.
Includes net tax credits of $290 million for the first nine months of 2016 associated with FCX's election to monetize alternative minimum tax credits, changes to valuation allowances and net operating loss carryback claims.

c.
Includes a gain of $92 million related to net proceeds received from insurance carriers and other third parties related to the shareholder derivative litigation settlement for which there was no related tax provision.

d.
As a result of the impairment to U.S. oil and gas properties, FCX recorded tax charges to establish valuation allowances against U.S. federal and state deferred tax assets that will not generate a future benefit.

e.	In accordance with applicable accounting rules, FCX adjusts its interim provision for income taxes equal to its consolidated tax rate.

f.
The consolidated effective income tax rate is a function of the combined effective tax rates for the jurisdictions in which FCX operates. Accordingly, variations in the relative proportions of jurisdictional income result in fluctuations to FCX's consolidated effective income tax rate. Assuming achievement of current sales volume and cost estimates and average prices of $2.10 per pound for copper, $1,250 per ounce for gold, $7 per pound for molybdenum and $51 per barrel of Brent crude oil for fourth-quarter 2016, FCX estimates its consolidated effective rate related to continuing operations for the year 2016 will approximate 40 percent, excluding U.S. domestic losses.

V

FREEPORT-McMoRan INC.
DERIVATIVE INSTRUMENTS
Provisional Pricing. During the first nine months of 2016, FCX's mined copper (excluding volumes from Tenke) was sold 56 percent in concentrate, 22 percent as cathode and 22 percent as rod from North America operations. Under the long-established structure of sales agreements prevalent in the industry, copper contained in concentrates and cathodes is provisionally priced at the time of shipment. The provisional prices are finalized in a contractually specified future month (generally one to four months from the shipment date) primarily based on quoted monthly average spot copper prices on the London Metal Exchange (LME). Because a significant portion of FCX's copper concentrate and cathode sales in any quarterly period usually remain subject to final pricing, the quarter-end forward price is a major determinant of recorded revenues and the average recorded copper price for the period. LME spot copper prices averaged $2.16 per pound during third-quarter 2016, compared to FCX's average realized price (excluding Tenke) of $2.19 per pound. Following is a summary of the (unfavorable) favorable impacts of net adjustments to prior periods' provisionally priced copper sales for the third quarters and first nine months of 2016 and 2015 (in millions, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues	$(15)	$(117)	$5	$(100)
Net income attributable to common stock from continuing operations	$(7)	$(58)	$2	$(48)
Net income per share of common stock from continuing operations	$(0.01)	$(0.05)	$—	$(0.05)
At September 30, 2016, FCX had provisionally priced copper sales at its copper mining operations (excluding volumes from Tenke) totaling 521 million pounds of copper (net of intercompany sales and noncontrolling interests) recorded at an average of $2.20 per pound, subject to final pricing over the next several months. FCX estimates that each $0.05 change in the price realized from the September 30, 2016, provisional price recorded would have an approximate $17 million effect on 2016 net income attributable to common stock from continuing operations.

DEFERRED PROFITS
FCX defers recognizing profits on sales from its mining operations to Atlantic Copper and on 25 percent of PT Freeport Indonesia's (PT-FI) sales to PT Smelting (PT-FI's 25 percent-owned Indonesian smelting unit) until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net additions to net income (loss) attributable to common stock of $17 million in third-quarter 2016, less than $1 million in third-quarter 2015, $6 million for the first nine months of 2016 and $37 million the first nine months of 2015. FCX's net deferred profits on its inventories at Atlantic Copper and PT Smelting to be recognized in future periods' net income attributable to common stock from continuing operations totaled $19 million at September 30, 2016. Quarterly variations in ore grades, the timing of intercompany shipments and changes in product prices will result in variability in FCX's net deferred profits and quarterly earnings.

VI

FREEPORT-McMoRan INC.
BUSINESS SEGMENTS
FCX has organized its continuing mining operations into four primary divisions – North America copper mines, South America mining, Indonesia mining and Molybdenum mines, and operating segments that meet certain thresholds are reportable segments. For oil and gas operations, FCX determines its operating segments on a country-by-country basis. Separately disclosed in the following table are FCX's reportable segments, which include the Morenci, Cerro Verde and Grasberg copper mines, the Rod & Refining operations, the Atlantic Copper Smelting & Refining operation and U.S. Oil & Gas operations.
FCX's reportable segments previously included Africa mining, which consisted of the Tenke Fungurume (Tenke) mine. In May 2016, FCX entered into a definitive agreement to sell its effective 56 percent interest in Tenke, and as a result, Tenke has been removed from continuing operations and reported as discontinued operations for all periods presented.
On May 31, 2016, FCX completed the sale of an additional 13 percent undivided joint venture interest in the Morenci unincorporated joint venture. As a result, FCX's undivided interest in Morenci was prospectively reduced from 85 percent to 72 percent.
Intersegment sales between FCX’s mining operations are based on similar arms-length transactions with third parties at the time of the sale. Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, timing of sales to unaffiliated customers and transportation premiums. In addition, intersegment sales from Tenke to FCX's other consolidated subsidiaries have been eliminated in discontinued operations.
FCX allocates certain operating costs, expenses and capital expenditures to its operating divisions and individual segments. However, not all costs and expenses applicable to an operation are allocated. U.S. federal and state income taxes are recorded and managed at the corporate level (included in Corporate, Other & Eliminations), whereas foreign income taxes are recorded and managed at the applicable country level. In addition, most mining exploration and research activities are managed on a consolidated basis, and those costs along with some selling, general and administrative costs are not allocated to the operating divisions or individual segments. Accordingly, the following segment information reflects management determinations that may not be indicative of what the actual financial performance of each operating division or segment would be if it was an independent entity.

VII

FREEPORT-McMoRan INC.
BUSINESS SEGMENTS (continued)

(In millions)	Mining Operations[a]
	North America Copper Mines				South America				Indonesia
														Atlantic	Other					Corporate,
											Molyb-			Copper	Mining			U.S.		Other
					Cerro						denum		Rod &	Smelting	& Elimi-		Total	Oil & Gas		& Elimi-		FCX
	Morenci	Other		Total	Verde	Other		Total	Grasberg		Mines		Refining	& Refining	nations		Mining	Operations		nations		Total
Three Months Ended September 30, 2016
Revenues:
Unaffiliated customers	$115	$112		$227	$505	$112		$617	$984	[b]	$—		$930	$445	$247	[c]	$3,450	$427		$—		$3,877
Intersegment	358	499		857	54	—		54	2		46		7	—	(966)		—	—		—		—
Production and delivery	275	458		733	333	91		424	478	[d]	51		931	416	(777)		2,256	231	[e]	22	[e]	2,509
Depreciation, depletion and amortization	51	78		129	109	25		134	110		15		2	7	19		416	223		4		643
Impairment of oil and gas properties	—	—		—	—	—		—	—		—		—	—	—		—	238		1		239
Metals inventory adjustments	—	6		6	—	—		—	—		6		—	—	8		20	—		—		20
Selling, general and administrative expenses	1	—		1	1	1		2	24		—		—	5	3		35	31		44		110
Mining exploration and research expenses	—	1		1	—	—		—	—		—		—	—	12		13	—		—		13
Environmental obligations and
shutdown costs	—	—		—	—	—		—	—		—		—	—	(3)		(3)	—		—		(3)
Net gain on sale of assets	1	—		1	—	—		—	—		—		—	—	—		1	(7)		(7)		(13)
Operating income (loss)	145	68		213	116	(5)		111	374		(26)		4	17	19		712	(289)		(64)		359

Interest expense, net	1	—		1	21	—		21	—		—		—	3	21		46	102		39		187
Provision for (benefit from) income taxes	—	—		—	36	(4)		32	158		—		—	—	—		190	—		(304)		(114)
Total assets at September 30, 2016	2,881	4,540		7,421	9,139	1,551		10,690	9,830		1,953		238	565	6,170	[f]	36,867	3,462		1,071		41,400	[f]
Capital expenditures	6	5		11	38	1		39	256		1		—	5	21	[g]	333	160		1		494

Three Months Ended September 30, 2015
Revenues:
Unaffiliated customers	$165	$58		$223	$238	$187		$425	$557	[b]	$—		$946	$438	$267	[c]	$2,856	$525	[h]	$1		$3,382
Intersegment	332	614		946	13	—		13	52		83		5	1	(1,100)		—	—		—		—
Production and delivery	357	616	[d]	973	177	167	[d]	344	417		83	[d]	946	410	(873)	[d]	2,300	293	[e]	2	[d]	2,595
Depreciation, depletion and amortization	51	85		136	57	32		89	90		26		2	10	16		369	450		4		823
Impairment of oil and gas properties	—	—		—	—	—		—	—		—		—	—	—		—	3,480		172	[i]	3,652
Metals inventory adjustments	—	55		55	—	—		—	—		3		—	—	33		91	—		—		91
Selling, general and administrative expenses	1	—		1	1	—		1	24		—		—	4	5		35	37		50		122
Mining exploration and research expenses	—	1		1	—	—		—	—		—		—	—	25		26	—		—		26
Environmental obligations and shutdown costs	—	3		3	—	—		—	—		—		—	—	33		36	—		1		37
Operating income (loss)	88	(88)		—	16	(12)		4	78		(29)		3	15	(72)		(1)	(3,735)		(228)		(3,964)

Interest expense, net	1	—		1	—	—		—	—		—		—	3	19		23	51		83		157
Provision for (benefit from) income taxes	—	—		—	—	2		2	21		—		—	—	—		23	—		(372)		(349)
Total assets at September 30, 2015	3,720	5,159		8,879	9,136	1,843		10,979	8,965		2,017		235	699	6,426	[f]	38,200	11,911		272		50,383	[f]
Capital expenditures	61	33		94	421	16		437	222		3		1	10	78	[g]	845	635	[j]	47		1,527

a.
Excludes the results of Tenke, which is reported as discontinued operations. Net (loss) income from discontinued operations totaled $(6) million in third-quarter 2016 and $25 million in third-quarter 2015. Refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page X for a summary of the results of discontinued operations.

b.	Includes PT-FI's sales to PT Smelting totaling $348 million in third-quarter 2016 and $61 million in third-quarter 2015.

c.	Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North and South America copper mines.

d.
Third-quarter 2016 includes asset retirement charges of $17 million at Indonesia mining. Third-quarter 2015 includes asset impairment and restructuring charges totaling $75 million at other North America copper mines, and restructuring charges totaling $11 million at other South America copper mines, $2 million at Molybdenum mines, $2 million at Other Mining & Eliminations and $2 million at Corporate, Other & Eliminations.

e.
Includes net charges for oil and gas operations totaling $50 million in third-quarter 2016 and $21 million in third-quarter 2015, primarily for idle rig costs, inventory adjustments, asset impairments and other net charges,

f.	Includes assets held for sale totaling $4.7 billion at September 30, 2016, and $4.9 billion at September 30, 2015, primarily associated with the Tenke disposal group.

g.	Includes capital expenditures of $15 million in third-quarter 2016 and $69 million in third-quarter 2015 associated with the Tenke disposal group.

h.	Includes net mark-to-market gains of $29 million associated with crude oil derivative contracts.

i.	Reflects impairment charges for international oil and gas properties primarily in Morocco.

j.	Excludes international oil and gas capital expenditures totaling $37 million, primarily related to the Morocco oil and gas properties, which are included in Corporate, Other & Eliminations.

VIII

FREEPORT-McMoRan INC.
BUSINESS SEGMENTS (continued)

(In millions)	Mining Operations[a]
	North America Copper Mines				South America				Indonesia
														Atlantic	Other					Corporate,
											Molyb-			Copper	Mining			U.S.		Other
					Cerro						denum		Rod &	Smelting	& Elimi-		Total	Oil & Gas		& Elimi-		FCX
	Morenci	Other		Total	Verde	Other		Total	Grasberg		Mines		Refining	& Refining	nations		Mining	Operations		nations		Total
Nine Months Ended September 30, 2016
Revenues:
Unaffiliated customers	$356	$211		$567	$1,485	$379		$1,864	$2,014	[b]	$—		$2,820	$1,360	$696	[c]	$9,321	$1,132		$—		$10,453
Intersegment	1,119	1,594		2,713	155	—		155	59		136		22	3	(3,088)		—	—		—		—
Production and delivery	913	1,334		2,247	927	313		1,240	1,228	[d]	147		2,820	1,275	(2,562)		6,395	1,527	[e]	35	[e]	7,957
Depreciation, depletion and amortization	170	237		407	319	83		402	284		51		7	22	57		1,230	696		11		1,937
Impairment of oil and gas properties	—	—		—	—	—		—	—		—		—	—	—		—	4,299		18	[f]	4,317
Metals inventory adjustments	—	6		6	—	—		—	—		12		—	—	9		27	—		—		27
Selling, general and administrative expenses	2	2		4	5	1		6	60		—		—	13	9		92	161	[g]	155		408
Mining exploration and research expenses	—	2		2	—	—		—	—		—		—	—	44		46	—		—		46
Environmental obligations and shutdown costs	—	—		—	—	—		—	—		—		—	—	17		17	—		1		18
Net gain on sale of assets	(576)	—		(576)	—	—		—	—		—		—	—	(172)		(748)	(7)		(7)		(762)
Operating income (loss)	966	224		1,190	389	(18)		371	501		(74)		15	53	206		2,262	(5,544)		(213)		(3,495)

Interest expense, net	2	1		3	63	—		63	—		—		—	11	60		137	266		171		574
Provision for (benefit from) income taxes	—	—		—	126	(12)		114	212		—		—	—	—		326	—		(247)		79
Capital expenditures	71	16		87	329	3		332	715		2		1	12	84	[h]	1,233	1,028	[i]	48		2,309

Nine Months Ended September 30, 2015
Revenues:
Unaffiliated customers	$451	$265		$716	$681	$639		$1,320	$1,969	[b]	$—		$3,097	$1,473	$921	[c]	$9,496	$1,594	[j]	$1		$11,091
Intersegment	1,209	1,984		3,193	64	(7)	[k]	57	37		298		20	12	(3,617)		—	—		—		—
Production and delivery	1,117	1,750	[d]	2,867	540	464	[d]	1,004	1,311		247	[d]	3,097	1,397	(2,925)	[d]	6,998	857	[e]	7	[d]	7,862
Depreciation, depletion and amortization	157	251		408	134	102		236	238		77		7	29	51		1,046	1,465		11		2,522
Impairment of oil and gas properties	—	—		—	—	—		—	—		—		—	—	—		—	9,270		172	[f]	9,442
Metals inventory adjustments	—	66		66	—	—		—	—		6		—	—	82		154	—		—		154
Selling, general and administrative expenses	2	2		4	2	1		3	74		—		—	13	16		110	140		171		421
Mining exploration and research expenses	—	6		6	—	—		—	—		—		—	—	77		83	—		—		83
Environmental obligations and shutdown costs	—	3		3	—	—		—	—		—		—	—	57		60	—		1		61
Net gain on sale of assets	—	(39)		(39)	—	—		—	—		—		—	—	—		(39)	—		—		(39)
Operating income (loss)	384	210		594	69	65		134	383		(32)		13	46	(54)		1,084	(10,138)		(361)		(9,415)

Interest expense, net	2	1		3	1	—		1	—		—		—	8	57		69	129		240		438
Provision for (benefit from) income taxes	—	—		—	—	32		32	145		—		—	—	—		177	—		(1,939)		(1,762)
Capital expenditures	224	84		308	1,296	43		1,339	660		10		2	18	197	[h]	2,534	2,430	[i]	91		5,055

a.
Excludes the results of Tenke, which is reported as discontinued operations. Net (loss) income from discontinued operations totaled $(191) million for the first nine months of 2016 and $95 million for the first nine months of 2015. Refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page X for a summary of the results of discontinued operations.

b.	Includes PT-FI's sales to PT Smelting totaling $912 million for the first nine months of 2016 and $704 million for the first nine months of 2015.

c.	Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North and South America copper mines.

d.
The first nine months of 2016 include asset retirement charges of $17 million at Indonesia mining. The first nine months of 2015 include asset impairment and restructuring charges totaling $75 million at other North America copper mines, and restructuring charges totaling $11 million at other South America copper mines, $2 million at Molybdenum mines, $2 million at Other Mining & Eliminations and $2 million at Corporate, Other & Eliminations.

e.
Includes charges for oil and gas operations totaling $942 million for the first nine months of 2016 and $59 million for the first nine months of 2015, primarily for drillship settlements/idle rig costs, inventory adjustments, asset impairments and other net charges.

f.	Reflects impairment charges for international oil and gas properties primarily in Morocco.

g.	Includes $38 million for net restructuring-related charges at oil and gas operations.

h.	Includes capital expenditures of $70 million for the first nine months of 2016 and $166 million for the first nine months of 2015 associated with the Tenke disposal group.

i.
Excludes international oil and gas capital expenditures totaling $47 million for the first nine months of 2016 and $81 million for the first nine months of 2015, primarily related to the Morocco oil and gas properties, which are included in Corporate, Other & Eliminations.

j.	Includes net mark-to-market gains of $87 million associated with crude oil derivative contracts.

k.	Reflects net reductions for provisional pricing adjustments to prior period open sales. There were no intersegment sales from other South America copper mines for the first nine months of 2015.

IX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS

Mining Product Revenues and Unit Net Cash Costs. Unit net cash costs per pound of copper and molybdenum are measures intended to provide investors with information about the cash-generating capacity of FCX's mining operations expressed on a basis relating to the primary metal product for the respective operations. FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations. This information differs from measures of performance determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. This measure is presented by other metals mining companies, although FCX's measures may not be comparable to similarly titled measures reported by other companies.

FCX presents gross profit per pound of copper in the following tables using both a “by-product” method and a “co-product” method. FCX uses the by-product method in its presentation of gross profit per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX's costs to revenues from the copper, gold, molybdenum and other metals it produces, (iv) it is the method used to compare mining operations in certain industry publications and (v) it is the method used by FCX's management and Board to monitor mining operations. In the co-product method presentations, shared costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX's metals sales volumes and realized prices change.

FCX shows revenue adjustments for prior period open sales as a separate line item. Because these adjustments do not result from current period sales, these amounts have been reflected separately from revenues on current period sales. Noncash and other costs consist of items such as stock-based compensation costs, start-up costs, inventory adjustments, long-lived asset impairments, restructuring and/or unusual charges. They are removed from site production and delivery costs in the calculation of unit net cash costs. As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method. The following schedules are presentations under both the by-product and co-product methods together with reconciliations to amounts reported in FCX's consolidated financial statements.

U.S. Oil & Gas Product Revenues and Cash Production Costs per Unit. Realized revenues and cash production costs per unit are measures intended to provide investors with information about the cash operating margin of FCX's oil and gas operations. FCX uses this measure for the same purpose and for monitoring operating performance by its oil and gas operations. This information differs from measures of performance determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. FCX's measures may not be comparable to similarly titled measures reported by other companies.

Accretion charges for asset retirement obligations and other costs, such as drillship settlements/idle rig costs, inventory adjustments, asset impairments and/or unusual charges, are removed from production and delivery costs in the calculation of cash production costs per BOE. Additionally, in the 2015 periods, FCX had crude oil derivative contracts. FCX shows revenue adjustments from these derivative contracts as separate line items. Because these adjustments did not result from oil and gas sales, gains and losses have been reflected separately from revenues on current period sales. The following schedules include calculations of oil and gas product revenues and cash production costs together with a reconciliation to amounts reported in FCX's consolidated financial statements.

X

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenuma	Otherb	Total
Revenues, excluding adjustments	$1,002	$1,002	$65	$35	$1,102
Site production and delivery, before net noncash
and other costs shown below	659	610	48	25	683
By-product credits	(76)	—	—	—	—
Treatment charges	45	42	—	3	45
Net cash costs	628	652	48	28	728
Depreciation, depletion and amortization (DD&A)	127	117	6	4	127
Metals inventory adjustments	6	6	—	—	6
Noncash and other costs, net	20	19	1	—	20
Total costs	781	794	55	32	881
Revenue adjustments, primarily for pricing
on prior period open sales	(3)	(3)	—	—	(3)
Gross profit	$218	$205	$10	$3	$218

Copper sales (millions of recoverable pounds)	457	457
Molybdenum sales (millions of recoverable pounds)a			9

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.19	$2.19	$7.39
Site production and delivery, before net noncash
and other costs shown below	1.44	1.34	5.51
By-product credits	(0.17)	—	—
Treatment charges	0.10	0.09	—
Unit net cash costs	1.37	1.43	5.51
DD&A	0.28	0.26	0.70
Metals inventory adjustments	0.01	0.01	—
Noncash and other costs, net	0.05	0.04	0.13
Total unit costs	1.71	1.74	6.34
Revenue adjustments, primarily for pricing
on prior period open sales	—	—	—
Gross profit per pound	$0.48	$0.45	$1.05

Reconciliation to Amounts Reported				Metals
(In millions)		Production		Inventory
	Revenues	and Delivery	DD&A	Adjustments
Totals presented above	$1,102	$683	$127	$6
Treatment charges	—	45	—	—
Noncash and other costs, net	—	20	—	—
Revenue adjustments, primarily for pricing
on prior period open sales	(3)	—	—	—
Eliminations and other	(15)	(15)	2	—
North America copper mines	1,084	733	129	6
Other mining & eliminations[c]	2,366	1,523	287	14
Total mining	3,450	2,256	416	20
U.S. oil & gas operations	427	231	223	—
Corporate, other & eliminations	—	22	4	—
As reported in FCX’s consolidated financial statements	$3,877	$2,509	$643	$20

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule "Business Segments," beginning on page VII.

XI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Three Months Ended September 30, 2015
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenuma	Otherb	Total
Revenues, excluding adjustments	$1,167		$1,167	$56	$29	$1,252
Site production and delivery, before net noncash
and other costs shown below	810		766	50	21	837
By-product credits	(58)		—	—	—	—
Treatment charges	58		56	—	2	58
Net cash costs	810		822	50	23	895
DD&A	135		128	4	3	135
Metals inventory adjustments	55		53	1	1	55
Noncash and other costs, net	104	[c]	102	2	—	104
Total costs	1,104		1,105	57	27	1,189
Revenue adjustments, primarily for pricing
on prior period open sales	(56)		(56)	—	—	(56)
Gross profit (loss)	$7		$6	$(1)	$2	$7

Copper sales (millions of recoverable pounds)	483		483
Molybdenum sales (millions of recoverable pounds)a				9

Gross profit (loss) per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.42		$2.42	$6.18
Site production and delivery, before net noncash
and other costs shown below	1.68		1.59	5.51
By-product credits	(0.12)		—	—
Treatment charges	0.12		0.11	—
Unit net cash costs	1.68		1.70	5.51
DD&A	0.28		0.27	0.51
Metals inventory adjustments	0.11		0.11	0.14
Noncash and other costs, net	0.22	[c]	0.21	0.19
Total unit costs	2.29		2.29	6.35
Revenue adjustments, primarily for pricing
on prior period open sales	(0.12)		(0.12)	—
Gross profit (loss) per pound	$0.01		$0.01	$(0.17)

Reconciliation to Amounts Reported					Metals
(In millions)			Production		Inventory
	Revenues		and Delivery	DD&A	Adjustments
Totals presented above	$1,252		$837	$135	$55
Treatment charges	—		58	—	—
Noncash and other costs, net	—		104	—	—
Revenue adjustments, primarily for pricing
on prior period open sales	(56)		—	—	—
Eliminations and other	(27)		(26)	1	—
North America copper mines	1,169		973	136	55
Other mining & eliminations[d]	1,687		1,327	233	36
Total mining	2,856		2,300	369	91
U.S. oil & gas operations	525		293	450	—
Corporate, other & eliminations	1		2	4	—
As reported in FCX’s consolidated financial statements	$3,382		$2,595	$823	$91

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.	Includes $75 million ($0.16 per pound) for asset impairment and restructuring charges.

d.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule "Business Segments," beginning on page VII.

XII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Nine Months Ended September 30, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$3,092	$3,092	$155	$76	$3,323
Site production and delivery, before net noncash
and other costs shown below	2,008	1,904	121	46	2,071
By-product credits	(168)	—	—	—	—
Treatment charges	148	142	—	6	148
Net cash costs	1,988	2,046	121	52	2,219
DD&A	405	381	15	9	405
Metals inventory adjustments	6	6	—	—	6
Noncash and other costs, net	68	66	1	1	68
Total costs	2,467	2,499	137	62	2,698
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	(1)	—	—	(1)
Gross profit	$624	$592	$18	$14	$624

Copper sales (millions of recoverable pounds)	1,421	1,421
Molybdenum sales (millions of recoverable pounds)[a]			25

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.18	$2.18	$6.24
Site production and delivery, before net noncash
and other costs shown below	1.41	1.34	4.86
By-product credits	(0.12)	—	—
Treatment charges	0.11	0.10	—
Unit net cash costs	1.40	1.44	4.86
DD&A	0.29	0.27	0.61
Metals inventory adjustments	—	—	—
Noncash and other costs, net	0.05	0.05	0.06
Total unit costs	1.74	1.76	5.53
Revenue adjustments, primarily for pricing
on prior period open sales	—	—	—
Gross profit per pound	$0.44	$0.42	$0.71

Reconciliation to Amounts Reported				Metals
(In millions)		Production		Inventory
	Revenues	and Delivery	DD&A	Adjustments
Totals presented above	$3,323	$2,071	$405	$6
Treatment charges	—	148	—	—
Noncash and other costs, net	—	68	—	—
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	—	—	—
Eliminations and other	(42)	(40)	2	—
North America copper mines	3,280	2,247	407	6
Other mining & eliminations[c]	6,041	4,148	823	21
Total mining	9,321	6,395	1,230	27
U.S. oil & gas operations	1,132	1,527	696	—
Corporate, other & eliminations	—	35	11	—
As reported in FCX’s consolidated financial statements	$10,453	$7,957	$1,937	$27

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule "Business Segments," beginning on page VII.

XIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Nine Months Ended September 30, 2015
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$3,723		$3,723	$218	$83	$4,024
Site production and delivery, before net noncash
and other costs shown below	2,525		2,372	172	61	2,605
By-product credits	(221)		—	—	—	—
Treatment charges	179		173	—	6	179
Net cash costs	2,483		2,545	172	67	2,784
DD&A	405		381	16	8	405
Metals inventory adjustments	66		64	1	1	66
Noncash and other costs, net	170	[c]	167	3	—	170
Total costs	3,124		3,157	192	76	3,425
Revenue adjustments, primarily for pricing
on prior period open sales	(28)		(28)	—	—	(28)
Gross profit	$571		$538	$26	$7	$571

Copper sales (millions of recoverable pounds)	1,439		1,439
Molybdenum sales (millions of recoverable pounds)[a]				28

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.59		$2.59	$7.62
Site production and delivery, before net noncash
and other costs shown below	1.76		1.65	6.01
By-product credits	(0.15)		—	—
Treatment charges	0.12		0.12	—
Unit net cash costs	1.73		1.77	6.01
DD&A	0.28		0.27	0.56
Metals inventory adjustments	0.04		0.04	0.04
Noncash and other costs, net	0.12	[c]	0.12	0.10
Total unit costs	2.17		2.20	6.71
Revenue adjustments, primarily for pricing
on prior period open sales	(0.02)		(0.02)	—
Gross profit per pound	$0.40		$0.37	$0.91

Reconciliation to Amounts Reported					Metals
(In millions)			Production		Inventory
	Revenues		and Delivery	DD&A	Adjustments
Totals presented above	$4,024		$2,605	$405	$66
Treatment charges	—		179	—	—
Noncash and other costs, net	—		170	—	—
Revenue adjustments, primarily for pricing
on prior period open sales	(28)		—	—	—
Eliminations and other	(87)		(87)	3	—
North America copper mines	3,909		2,867	408	66
Other mining & eliminations[d]	5,587		4,131	638	88
Total mining	9,496		6,998	1,046	154
U.S. oil & gas operations	1,594		857	1,465	—
Corporate, other & eliminations	1		7	11	—
As reported in FCX’s consolidated financial statements	$11,091		$7,862	$2,522	$154

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.	Includes $75 million ($0.05 per pound) for asset impairment and restructuring charges.

d.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule "Business Segments," beginning on page VII.

XIV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Other[a]	Total
Revenues, excluding adjustments	$709	$709	$50	$759
Site production and delivery, before net noncash
and other costs shown below	409	386	35	421
By-product credits	(38)	—	—	—
Treatment charges	79	79	—	79
Royalty on metals	2	2	—	2
Net cash costs	452	467	35	502
DD&A	134	126	8	134
Noncash and other costs, net	4	3	1	4
Total costs	590	596	44	640
Revenue adjustments, primarily for pricing
on prior period open sales	(7)	(7)	—	(7)
Gross profit	$112	$106	$6	$112

Copper sales (millions of recoverable pounds)	323	323

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.19	$2.19
Site production and delivery, before net noncash
and other costs shown below	1.27	1.20
By-product credits	(0.12)	—
Treatment charges	0.24	0.24
Royalty on metals	0.01	—
Unit net cash costs	1.40	1.44
DD&A	0.41	0.39
Noncash and other costs, net	0.01	0.01
Total unit costs	1.82	1.84
Revenue adjustments, primarily for pricing
on prior period open sales	(0.02)	(0.02)
Gross profit per pound	$0.35	$0.33

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$759	$421	$134
Treatment charges	(79)	—	—
Royalty on metals	(2)	—	—
Noncash and other costs, net	—	4	—
Revenue adjustments, primarily for pricing
on prior period open sales	(7)	—	—
Eliminations and other	—	(1)	—
South America mining	671	424	134
Other mining & eliminations[b]	2,779	1,832	282
Total mining	3,450	2,256	416
U.S. oil & gas operations	427	231	223
Corporate, other & eliminations	—	22	4
As reported in FCX’s consolidated financial statements	$3,877	$2,509	$643

a.
Includes silver sales of 952 thousand ounces ($21.72 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page VII.

XV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Three Months Ended September 30, 2015
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$491		$491	$13	$504
Site production and delivery, before net noncash
and other costs shown below	320		312	13	325
By-product credits	(8)		—	—	—
Treatment charges	36		36	—	36
Royalty on metals	1		1	—	1
Net cash costs	349		349	13	362
DD&A	89		87	2	89
Noncash and other costs, net	21	[b]	20	1	21
Total costs	459		456	16	472
Revenue adjustments, primarily for pricing
on prior period open sales	(29)		(29)	—	(29)
Gross profit (loss)	$3		$6	$(3)	$3

Copper sales (millions of recoverable pounds)	207		207

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.37		$2.37
Site production and delivery, before net noncash
and other costs shown below	1.54		1.50
By-product credits	(0.04)		—
Treatment charges	0.18		0.18
Royalty on metals	—		—
Unit net cash costs	1.68		1.68
DD&A	0.43		0.42
Noncash and other costs, net	0.10	[b]	0.10
Total unit costs	2.21		2.20
Revenue adjustments, primarily for pricing
on prior period open sales	(0.14)		(0.14)
Gross profit per pound	$0.02		$0.03

Reconciliation to Amounts Reported
(In millions)			Production
	Revenues		and Delivery	DD&A
Totals presented above	$504		$325	$89
Treatment charges	(36)		—	—
Royalty on metals	(1)		—	—
Noncash and other costs, net	—		21	—
Revenue adjustments, primarily for pricing
on prior period open sales	(29)		—	—
Eliminations and other	—		(2)	—
South America mining	438		344	89
Other mining & eliminations[c]	2,418		1,956	280
Total mining	2,856		2,300	369
U.S. oil & gas operations	525		293	450
Corporate, other & eliminations	1		2	4
As reported in FCX’s consolidated financial statements	$3,382		$2,595	$823

a.
Includes silver sales of 438 thousand ounces ($13.90 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Includes restructuring charges totaling $11 million ($0.05 per pound).
c.Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page VII.

XVI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Nine Months Ended September 30, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Other[a]	Total
Revenues, excluding adjustments	$2,115	$2,115	$129	$2,244
Site production and delivery, before net noncash
and other costs shown below	1,199	1,140	88	1,228
By-product credits	(100)	—	—	—
Treatment charges	230	230	—	230
Royalty on metals	5	5	—	5
Net cash costs	1,334	1,375	88	1,463
DD&A	401	379	22	401
Noncash and other costs, net	15	14	1	15
Total costs	1,750	1,768	111	1,879
Revenue adjustments, primarily for pricing
on prior period open sales	9	9	—	9
Gross profit	$374	$356	$18	$374

Copper sales (millions of recoverable pounds)	973	973

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.17	$2.17
Site production and delivery, before net noncash
and other costs shown below	1.23	1.17
By-product credits	(0.10)	—
Treatment charges	0.24	0.24
Royalty on metals	—	—
Unit net cash costs	1.37	1.41
DD&A	0.41	0.39
Noncash and other costs, net	0.02	0.02
Total unit costs	1.80	1.82
Revenue adjustments, primarily for pricing
on prior period open sales	0.01	0.01
Gross profit per pound	$0.38	$0.36

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$2,244	$1,228	$401
Treatment charges	(230)	—	—
Royalty on metals	(5)	—	—
Noncash and other costs, net	—	15	—
Revenue adjustments, primarily for pricing
on prior period open sales	9	—	—
Eliminations and other	1	(3)	1
South America mining	2,019	1,240	402
Other mining & eliminations[b]	7,302	5,155	828
Total mining	9,321	6,395	1,230
U.S. oil & gas operations	1,132	1,527	696
Corporate, other & eliminations	—	35	11
As reported in FCX’s consolidated financial statements	$10,453	$7,957	$1,937

a.
Includes silver sales of 2.8 million ounces ($17.99 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page VII.

XVII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Nine Months Ended September 30, 2015
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$1,473		$1,473	$48	$1,521
Site production and delivery, before net noncash
and other costs shown below	983		954	46	1,000
By-product credits	(31)		—	—	—
Treatment charges	100		100	—	100
Royalty on metals	2		2	—	2
Net cash costs	1,054		1,056	46	1,102
DD&A	236		229	7	236
Noncash and other costs, net	21	[b]	21	—	21
Total costs	1,311		1,306	53	1,359
Revenue adjustments, primarily for pricing
on prior period open sales	(29)		(29)	—	(29)
Gross profit (loss)	$133		$138	$(5)	$133

Copper sales (millions of recoverable pounds)	585		585

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.52		$2.52
Site production and delivery, before net noncash
and other costs shown below	1.68		1.63
By-product credits	(0.05)		—
Treatment charges	0.17		0.17
Royalty on metals	—		—
Unit net cash costs	1.80		1.80
DD&A	0.40		0.39
Noncash and other costs, net	0.04	[b]	0.04
Total unit costs	2.24		2.23
Revenue adjustments, primarily for pricing
on prior period open sales	(0.05)		(0.05)
Gross profit per pound	$0.23		$0.24

Reconciliation to Amounts Reported
(In millions)			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,521		$1,000	$236
Treatment charges	(100)		—	—
Royalty on metals	(2)		—	—
Noncash and other costs, net	—		21	—
Revenue adjustments, primarily for pricing
on prior period open sales	(29)		—	—
Eliminations and other	(13)		(17)	—
South America mining	1,377		1,004	236
Other mining & eliminations[c]	8,119		5,994	810
Total mining	9,496		6,998	1,046
U.S. oil & gas operations	1,594		857	1,465
Corporate, other & eliminations	1		7	11
As reported in FCX’s consolidated financial statements	$11,091		$7,862	$2,522

a.
Includes silver sales of 1.2 million ounces ($14.58 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Includes restructuring charges totaling $11 million ($0.02 per pound).

c.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page VII.

XVIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2016
(In millions)	By-Product		Co-Product Method
	Method		Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$729		$729	$408	$18	$1,155
Site production and delivery, before net noncash
and other costs shown below	453		286	160	7	453
Gold and silver credits	(427)		—	—	—	—
Treatment charges	90		57	32	1	90
Export duties	34		21	12	1	34
Royalty on metals	40		24	15	1	40
Net cash costs	190		388	219	10	617
DD&A	110		69	39	2	110
Noncash and other costs, net	16	[b]	11	5	—	16
Total costs	316		468	263	12	743
Revenue adjustments, primarily for pricing on
prior period open sales	(6)		(6)	—	1	(5)
PT Smelting intercompany loss	(9)		(6)	(3)	—	(9)
Gross profit	$398		$249	$142	$7	$398

Copper sales (millions of recoverable pounds)	332		332
Gold sales (thousands of recoverable ounces)				307

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.20		$2.20	$1,327
Site production and delivery, before net noncash
and other costs shown below	1.37		0.86	520
Gold and silver credits	(1.29)		—	—
Treatment charges	0.27		0.17	104
Export duties	0.10		0.07	39
Royalty on metals	0.12		0.07	50
Unit net cash costs	0.57		1.17	713
DD&A	0.33		0.21	125
Noncash and other costs, net	0.05	[b]	0.03	19
Total unit costs	0.95		1.41	857
Revenue adjustments, primarily for pricing on
prior period open sales	(0.02)		(0.02)	1
PT Smelting intercompany loss	(0.03)		(0.02)	(10)
Gross profit per pound/ounce	$1.20		$0.75	$461

Reconciliation to Amounts Reported
(In millions)			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,155		$453	$110
Treatment charges	(90)		—	—
Export duties	(34)		—	—
Royalty on metals	(40)		—	—
Noncash and other costs, net	—		16	—
Revenue adjustments, primarily for pricing on
prior period open sales	(5)		—	—
PT Smelting intercompany loss	—		9	—
Indonesia mining	986		478	110
Other mining & eliminations[c]	2,464		1,778	306
Total mining	3,450		2,256	416
U.S. oil & gas operations	427		231	223
Corporate, other & eliminations	—		22	4
As reported in FCX’s consolidated financial statements	$3,877		$2,509	$643
a. Includes silver sales of 928 thousand ounces ($18.97 per ounce average realized price).
b. Includes asset retirement charges of $17 million ($0.05 per pound).
c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page VII.

XIX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Three Months Ended September 30, 2015
(In millions)	By-Product	Co-Product Method
	Method	Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$466	$466	$319	$8	$793
Site production and delivery, before net noncash
and other costs shown below	429	252	173	4	429
Gold and silver credits	(316)	—	—	—	—
Treatment charges	61	36	25	—	61
Export duties	35	20	14	1	35
Royalty on metals	25	15	10	—	25
Net cash costs	234	323	222	5	550
DD&A	90	53	36	1	90
Noncash and other costs, net	4	2	1	1	4
Total costs	328	378	259	7	644
Revenue adjustments, primarily for pricing on
prior period open sales	(52)	(52)	(11)	—	(63)
PT Smelting intercompany profit	16	9	7	—	16
Gross profit	$102	$45	$56	$1	$102

Copper sales (millions of recoverable pounds)	198	198
Gold sales (thousands of recoverable ounces)			285

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.35	$2.35	$1,117
Site production and delivery, before net noncash
and other costs shown below	2.16	1.28	604
Gold and silver credits	(1.59)	—	—
Treatment charges	0.31	0.18	86
Export duties	0.17	0.10	49
Royalty on metals	0.13	0.07	35
Unit net cash costs	1.18	1.63	774
DD&A	0.45	0.27	127
Noncash and other costs, net	0.02	0.01	5
Total unit costs	1.65	1.91	906
Revenue adjustments, primarily for pricing on
prior period open sales	(0.26)	(0.26)	(38)
PT Smelting intercompany profit	0.08	0.05	23
Gross profit per pound/ounce	$0.52	$0.23	$196

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$793	$429	$90
Treatment charges	(61)	—	—
Export duties	(35)	—	—
Royalty on metals	(25)	—	—
Noncash and other costs, net	—	4	—
Revenue adjustments, primarily for pricing on
prior period open sales	(63)	—	—
PT Smelting intercompany profit	—	(16)	—
Indonesia mining	609	417	90
Other mining & eliminations[b]	2,247	1,883	279
Total mining	2,856	2,300	369
U.S. oil & gas operations	525	293	450
Corporate, other & eliminations	1	2	4
As reported in FCX’s consolidated financial statements	$3,382	$2,595	$823
a. Includes silver sales of 574 thousand ounces ($14.37 per ounce average realized price).
b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page VII.

XX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Nine Months Ended September 30, 2016
(In millions)	By-Product		Co-Product Method
	Method		Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$1,525		$1,525	$844	$36	$2,405
Site production and delivery, before net noncash
and other costs shown below	1,190		754	418	18	1,190
Gold and silver credits	(897)		—	—	—	—
Treatment charges	202		128	71	3	202
Export duties	63		40	22	1	63
Royalty on metals	84		51	32	1	84
Net cash costs	642		973	543	23	1,539
DD&A	284		180	100	4	284
Noncash and other costs, net	31	[b]	20	10	1	31
Total costs	957		1,173	653	28	1,854
Revenue adjustments, primarily for pricing on
prior period open sales	—		—	17	—	17
PT Smelting intercompany loss	(7)		(5)	(2)	—	(7)
Gross profit	$561		$347	$206	$8	$561

Copper sales (millions of recoverable pounds)	702		702
Gold sales (thousands of recoverable ounces)				653

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.17		$2.17	$1,292
Site production and delivery, before net noncash
and other costs shown below	1.70		1.08	639
Gold and silver credits	(1.28)		—	—
Treatment charges	0.29		0.18	109
Export duties	0.09		0.06	34
Royalty on metals	0.12		0.07	48
Unit net cash costs	0.92		1.39	830
DD&A	0.40		0.25	152
Noncash and other costs, net	0.04	[b]	0.03	16
Total unit costs	1.36		1.67	998
Revenue adjustments, primarily for pricing on
prior period open sales	—		—	25
PT Smelting intercompany loss	(0.01)		(0.01)	(4)
Gross profit per pound/ounce	$0.80		$0.49	$315

Reconciliation to Amounts Reported
(In millions)			Production
	Revenues		and Delivery	DD&A
Totals presented above	$2,405		$1,190	$284
Treatment charges	(202)		—	—
Export duties	(63)		—	—
Royalty on metals	(84)		—	—
Noncash and other costs, net	—		31	—
Revenue adjustments, primarily for pricing on
prior period open sales	17		—	—
PT Smelting intercompany loss	—		7	—
Indonesia mining	2,073		1,228	284
Other mining & eliminations[c]	7,248		5,167	946
Total mining	9,321		6,395	1,230
U.S. oil & gas operations	1,132		1,527	696
Corporate, other & eliminations	—		35	11
As reported in FCX’s consolidated financial statements	$10,453		$7,957	$1,937
a. Includes silver sales of 2.0 million ounces ($17.95 per ounce average realized price).
b. Includes asset retirement charges of $17 million ($0.02 per pound).
c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page VII.

XXI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Nine Months Ended September 30, 2015
(In millions)	By-Product	Co-Product Method
	Method	Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$1,345	$1,345	$1,024	$24	$2,393
Site production and delivery, before net noncash
and other costs shown below	1,311	736	562	13	1,311
Gold and silver credits	(1,057)	—	—	—	—
Treatment charges	169	95	72	2	169
Export duties	92	52	39	1	92
Royalty on metals	85	48	37	—	85
Net cash costs	600	931	710	16	1,657
DD&A	238	134	102	2	238
Noncash and other costs, net	19	11	8	—	19
Total costs	857	1,076	820	18	1,914
Revenue adjustments, primarily for pricing on
prior period open sales	(50)	(50)	9	—	(41)
PT Smelting intercompany profit	19	11	8	—	19
Gross profit	$457	$230	$221	$6	$457

Copper sales (millions of recoverable pounds)	549	549
Gold sales (thousands of recoverable ounces)			891

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.45	$2.45	$1,149
Site production and delivery, before net noncash
and other costs shown below	2.39	1.34	630
Gold and silver credits	(1.93)	—	—
Treatment charges	0.31	0.17	81
Export duties	0.16	0.10	44
Royalty on metals	0.16	0.09	41
Unit net cash costs	1.09	1.70	796
DD&A	0.43	0.24	114
Noncash and other costs, net	0.04	0.02	10
Total unit costs	1.56	1.96	920
Revenue adjustments, primarily for pricing on
prior period open sales	(0.09)	(0.09)	10
PT Smelting intercompany profit	0.03	0.02	9
Gross profit per pound/ounce	$0.83	$0.42	$248

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$2,393	$1,311	$238
Treatment charges	(169)	—	—
Export duties	(92)	—	—
Royalty on metals	(85)	—	—
Noncash and other costs, net	—	19	—
Revenue adjustments, primarily for pricing on
prior period open sales	(41)	—	—
PT Smelting intercompany profit	—	(19)	—
Indonesia mining	2,006	1,311	238
Other mining & eliminations[b]	7,490	5,687	808
Total mining	9,496	6,998	1,046
U.S. oil & gas operations	1,594	857	1,465
Corporate, other & eliminations	1	7	11
As reported in FCX’s consolidated financial statements	$11,091	$7,862	$2,522
a. Includes silver sales of 1.6 million ounces ($15.07 per ounce average realized price).
b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page VII.

XXII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$244	$244	$72	$316
Site production and delivery, before net noncash
and other costs shown below	186	159	51	210
Cobalt credits[b]	(54)	—	—	—
Royalty on metals	6	4	2	6
Net cash costs	138	163	53	216
DD&A	59	47	12	59
Noncash and other costs, net	9	7	2	9
Total costs	206	217	67	284
Revenue adjustments, primarily for pricing
on prior period open sales	(2)	(2)	6	4
Gross profit	$36	$25	$11	$36

Copper sales (millions of recoverable pounds)	118	118
Cobalt sales (millions of contained pounds)			9

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$2.07	$2.07	$7.83
Site production and delivery, before net noncash
and other costs shown below	1.57	1.34	5.56
Cobalt credits[b]	(0.46)	—	—
Royalty on metals	0.05	0.04	0.14
Unit net cash costs	1.16	1.38	5.70
DD&A	0.50	0.40	1.36
Noncash and other costs, net	0.08	0.06	0.20
Total unit costs	1.74	1.84	7.26
Revenue adjustments, primarily for pricing
on prior period open sales	(0.02)	(0.02)	0.68
Gross profit per pound	$0.31	$0.21	$1.25

Reconciliation to Amounts Reported
(In millions)
		Production
	Revenues	and Delivery	DD&A
Totals presented above	$316	$210	$59
Royalty on metals	(6)	—	—
Noncash and other costs, net	—	9	—
Revenue adjustments, primarily for pricing
on prior period open sales	4	—	—
Eliminations and other adjustments[c]	(53)	29	(59)
Total[d]	$261	$248	$—

a.	Includes point-of-sale transportation costs as negotiated in customer contracts.

b.	Net of cobalt downstream processing and freight costs.

c.
Reflects adjustments associated with reporting Tenke as discontinued operations, including the elimination of intercompany sales to FCX's consolidated subsidiaries and the impact of discontinuing DD&A.

d.	Represents amounts included in net (loss) income from discontinued operations, as reported in FCX's consolidated financial statements (in millions):

Revenues	$261
Less:
Production and delivery costs	248
DD&A	—
Estimated loss on sale	5
Allocated interest expense	12
Benefit from income taxes	(2)
Other expense, net	4
Net loss from discontinued operations	$(6)

XXIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Three Months Ended September 30, 2015
(In millions)	By-Product	Co-Product Method
	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$261	$261	$84	$345
Site production and delivery, before net noncash
and other costs shown below	184	153	53	206
Cobalt credits[b]	(60)	—	—	—
Royalty on metals	6	5	1	6
Net cash costs	130	158	54	212
DD&A	65	50	15	65
Noncash and other costs, net	3	3	—	3
Total costs	198	211	69	280
Revenue adjustments, primarily for pricing
on prior period open sales	(9)	(9)	(2)	(11)
Gross profit	$54	$41	$13	$54

Copper sales (millions of recoverable pounds)	113	113
Cobalt sales (millions of contained pounds)			10

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$2.32	$2.32	$8.96
Site production and delivery, before net noncash
and other costs shown below	1.63	1.36	5.58
Cobalt credits[b]	(0.53)	—	—
Royalty on metals	0.05	0.04	0.15
Unit net cash costs	1.15	1.40	5.73
DD&A	0.58	0.45	1.52
Noncash and other costs, net	0.03	0.03	0.08
Total unit costs	1.76	1.88	7.33
Revenue adjustments, primarily for pricing
on prior period open sales	(0.08)	(0.08)	(0.25)
Gross profit per pound	$0.48	$0.36	$1.38

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$345	$206	$65
Royalty on metals	(6)	—	—
Noncash and other costs, net	—	3	—
Revenue adjustments, primarily for pricing
on prior period open sales	(11)	—	—
Eliminations and other adjustments[c]	(29)	(2)	—
Total[d]	$299	$207	$65

a.	Includes point-of-sale transportation costs as negotiated in customer contracts.

b.	Net of cobalt downstream processing and freight costs.

c.	Reflects adjustments associated with the presentation of Tenke as discontinued operations, including the elimination of intercompany sales to FCX's consolidated subsidiaries.

d.	Represents amounts included in net (loss) income from discontinued operations, as reported in FCX's consolidated financial statements (in millions):

Revenues	$299
Less:
Production and delivery costs	207
DD&A	65
Allocated interest expense	6
Benefit from income taxes	(11)
Other expense, net	7
Net income from discontinued operations	$25

XXIV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Nine Months Ended September 30, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$757	$757	$205	$962
Site production and delivery, before net noncash
and other costs shown below	589	509	148	657
Cobalt credits[b]	(141)	—	—	—
Royalty on metals	18	14	4	18
Net cash costs	466	523	152	675
DD&A	181	148	33	181
Noncash and other costs, net	22	18	4	22
Total costs	669	689	189	878
Revenue adjustments, primarily for pricing
on prior period open sales	(4)	(4)	4	—
Gross profit	$84	$64	$20	$84

Copper sales (millions of recoverable pounds)	365	365
Cobalt sales (millions of contained pounds)			29

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$2.07	$2.07	$7.15
Site production and delivery, before net noncash
and other costs shown below	1.61	1.39	5.17
Cobalt credits[b]	(0.39)	—	—
Royalty on metals	0.05	0.04	0.12
Unit net cash costs	1.27	1.43	5.29
DD&A	0.50	0.41	1.15
Noncash and other costs, net	0.06	0.05	0.14
Total unit costs	1.83	1.89	6.58
Revenue adjustments, primarily for pricing
on prior period open sales	(0.01)	(0.01)	0.13
Gross profit per pound	$0.23	$0.17	$0.70

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$962	$657	$181
Royalty on metals	(18)	—	—
Noncash and other costs, net	—	22	—
Revenue adjustments, primarily for pricing
on prior period open sales	—	—	—
Eliminations and other adjustments[c]	(125)	51	(101)
Total[d]	$819	$730	$80

a.	Includes point-of-sale transportation costs as negotiated in customer contracts.

b.	Net of cobalt downstream processing and freight costs.

c.
Reflects adjustments associated with reporting of Tenke as discontinued operations, including the elimination of intercompany sales to FCX's consolidated subsidiaries and the impact of discontinuing DD&A.

d.	Represents amounts included in net (loss) income from discontinued operations, as reported in FCX's consolidated financial statements (in millions):

Revenues	$819
Less:
Production and delivery costs	730
DD&A	80
Estimated loss on sale	182
Allocated interest expense	33
Benefit from income taxes	(25)
Other expense, net	10
Net loss from discontinued operations	$(191)

XXV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Nine Months Ended September 30, 2015
(In millions)	By-Product	Co-Product Method
	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$883	$883	$234	$1,117
Site production and delivery, before net noncash
and other costs shown below	553	479	144	623
Cobalt credits[b]	(164)	—	—	—
Royalty on metals	21	16	5	21
Net cash costs	410	495	149	644
DD&A	195	160	35	195
Noncash and other costs, net	11	9	2	11
Total costs	616	664	186	850
Revenue adjustments, primarily for pricing
on prior period open sales	(7)	(7)	—	(7)
Gross profit	$260	$212	$48	$260

Copper sales (millions of recoverable pounds)	350	350
Cobalt sales (millions of contained pounds)			26

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$2.52	$2.52	$9.04
Site production and delivery, before net noncash
and other costs shown below	1.58	1.37	5.56
Cobalt credits[b]	(0.47)	—	—
Royalty on metals	0.06	0.04	0.15
Unit net cash costs	1.17	1.41	5.71
DD&A	0.56	0.45	1.38
Noncash and other costs, net	0.03	0.03	0.08
Total unit costs	1.76	1.89	7.17
Revenue adjustments, primarily for pricing
on prior period open sales	(0.02)	(0.02)	(0.02)
Gross profit per pound	$0.74	$0.61	$1.85

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,117	$623	$195
Royalty on metals	(21)	—	—
Noncash and other costs, net	—	11	—
Revenue adjustments, primarily for pricing
on prior period open sales	(7)	—	—
Eliminations and other adjustments[c]	(98)	3	—
Total[d]	$991	$637	$195

a.	Includes point-of-sale transportation costs as negotiated in customer contracts.

b.	Net of cobalt downstream processing and freight costs.

c.	Reflects adjustments associated with the presentation of Tenke as discontinued operations, including the elimination of intercompany sales to FCX's consolidated subsidiaries.

d.	Represents amounts included in net (loss) income from discontinued operations, as reported in FCX's consolidated financial statements (in millions):

Revenues	$991
Less:
Production and delivery costs	637
DD&A	195
Allocated interest expense	20
Provision for income taxes	20
Other expense, net	24
Net income from discontinued operations	$95

XXVI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Three Months Ended September 30,
(In millions)	2016	2015
Revenues, excluding adjustments[a]	$51	$94
Site production and delivery, before net noncash
and other costs shown below	53	79
Treatment charges and other	5	11
Net cash costs	58	90
DD&A	15	26
Metals inventory adjustments	6	3
Noncash and other (credits) costs, net	(2)	4	[b]
Total costs	77	123
Gross loss	$(26)	$(29)

Molybdenum sales (millions of recoverable pounds)[a]	5	13

Gross loss per pound of molybdenum:

Revenues, excluding adjustments[a]	$9.08	$7.23
Site production and delivery, before net noncash
and other costs shown below	9.42	6.10
Treatment charges and other	0.86	0.83
Unit net cash costs	10.28	6.93
DD&A	2.63	2.00
Metals inventory adjustments	1.06	0.27
Noncash and other (credits) costs, net	(0.29)	0.34	[b]
Total unit costs	13.68	9.54
Gross loss per pound	$(4.60)	$(2.31)

Reconciliation to Amounts Reported
(In millions)					Metals
		Production			Inventory
Three Months Ended September 30, 2016	Revenues	and Delivery		DD&A	Adjustments
Totals presented above	$51	$53		$15	$6
Treatment charges and other	(5)	—		—	—
Noncash and other credits, net	—	(2)		—	—
Molybdenum mines	46	51		15	6
Other mining & eliminations[c]	3,404	2,205		401	14
Total mining	3,450	2,256		416	20
U.S. oil & gas operations	427	231		223	—
Corporate, other & eliminations	—	22		4	—
As reported in FCX’s consolidated financial statements	$3,877	$2,509		$643	$20

Three Months Ended September 30, 2015
Totals presented above	$94	$79		$26	$3
Treatment charges and other	(11)	—		—	—
Noncash and other costs, net	—	4		—	—
Molybdenum mines	83	83		26	3
Other mining & eliminations[c]	2,773	2,217		343	88
Total mining	2,856	2,300		369	91
U.S. oil & gas operations	525	293		450	—
Corporate, other & eliminations	1	2		4	—
As reported in FCX’s consolidated financial statements	$3,382	$2,595		$823	$91

a.
Reflects sales of the Molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.

b.	Includes restructuring charges totaling $2 million ($0.15 per pound).

c.
Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page VII. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North and South America copper mines.

XXVII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

	Nine Months Ended September 30,
(In millions)	2016	2015
Revenues, excluding adjustments[a]	$153	$330
Site production and delivery, before net noncash
and other costs shown below	146	240
Treatment charges and other	17	32
Net cash costs	163	272
DD&A	51	77
Metals inventory adjustments	12	6
Noncash and other costs, net	1	7	[b]
Total costs	227	362
Gross loss	$(74)	$(32)

Molybdenum sales (millions of recoverable pounds)[a]	19	39

Gross loss per pound of molybdenum:

Revenues, excluding adjustments[a]	$7.94	$8.60
Site production and delivery, before net noncash
and other costs shown below	7.53	6.26
Treatment charges and other	0.86	0.84
Unit net cash costs	8.39	7.10
DD&A	2.65	2.00
Metals inventory adjustments	0.63	0.16
Noncash and other costs, net	0.09	0.19	[b]
Total unit costs	11.76	9.45
Gross loss per pound	$(3.82)	$(0.85)

Reconciliation to Amounts Reported
(In millions)					Metals
		Production			Inventory
Nine Months Ended September 30, 2016	Revenues	and Delivery		DD&A	Adjustments
Totals presented above	$153	$146		$51	$12
Treatment charges and other	(17)	—		—	—
Noncash and other costs, net	—	1		—	—
Molybdenum mines	136	147		51	12
Other mining & eliminations[c]	9,185	6,248		1,179	15
Total mining	9,321	6,395		1,230	27
U.S. oil & gas operations	1,132	1,527		696	—
Corporate, other & eliminations	—	35		11	—
As reported in FCX’s consolidated financial statements	$10,453	$7,957		$1,937	$27

Nine Months Ended September 30, 2015
Totals presented above	$330	$240		$77	$6
Treatment charges and other	(32)	—		—	—
Noncash and other costs, net	—	7		—	—
Molybdenum mines	298	247		77	6
Other mining & eliminations[c]	9,198	6,751		969	148
Total mining	9,496	6,998		1,046	154
U.S. oil & gas operations	1,594	857		1,465	—
Corporate, other & eliminations	1	7		11	—
As reported in FCX’s consolidated financial statements	$11,091	$7,862		$2,522	$154

a.
Reflects sales of the Molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.

b.	Includes restructuring charges totaling $2 million ($0.05 per pound).

c.
Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page VII. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North and South America copper mines.

XXVIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Oil & Gas Product Revenues, Cash Production Costs and Realizations

Three Months Ended September 30, 2016
(In millions)
		Natural
	Oil	Gas	NGLs	Total
Oil and gas revenues	$371	$39	$11	$421
Cash production costs				(180)
Cash operating margin				241
DD&A				(223)
Impairment of oil and gas properties				(238)
Accretion and other costs				(51)	[a]
Other revenue				6
Gross loss				$(265)

Oil (MMBbls)	9.1
Gas (Bcf)		13.8
NGLs (MMBbls)			0.6
Oil Equivalents (MMBOE)				12.0

	Oil	Natural Gas	NGLs
	(per barrel)	(per MMBtu)	(per barrel)	Per BOE
Oil and gas revenues	$40.63	$2.84	$17.65	$34.99
Cash production costs				(15.00)
Cash operating margin				19.99
DD&A				(18.54)
Impairment of oil and gas properties				(19.75)
Accretion and other costs				(4.24)	[a]
Other revenue				0.46
Gross loss				$(22.08)

Reconciliation to Amounts Reported
(In millions)	Revenues	Production and Delivery	DD&A	Impairment of Oil and Gas Properties
Totals presented above	$421	$180	$223	$238
Accretion and other costs	—	51	—	—
Other revenue	6	—	—	—
U.S. oil & gas operations	427	231	223	238
Total mining[b]	3,450	2,256	416	—
Corporate, other & eliminations	—	22	4	1
As reported in FCX's consolidated financial statements	$3,877	$2,509	$643	$239

a. Includes charges of $33 million ($2.81 per BOE) primarily for idle rig costs, inventory adjustments and asset impairments.
b. Represents the combined total for mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page VII.

XXIX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Three Months Ended September 30, 2015
(In millions)
		Natural
	Oil	Gas	NGLs	Total
Oil and gas revenues before derivatives	$416	$62	$12	$490
Cash gains on derivative contracts	103	—	—	103
Realized revenues	$519	$62	$12	593
Cash production costs				(260)
Cash operating margin				333
DD&A				(450)
Impairment of oil and gas properties				(3,480)
Accretion and other costs				(33)	[a]
Net noncash mark-to-market losses on derivative contracts				(74)
Other revenue				6
Gross loss				$(3,698)

Oil (MMBbls)	9.3
Gas (Bcf)		22.8
NGLs (MMBbls)			0.7
Oil Equivalents (MMBOE)				13.8

	Oil	Natural Gas	NGLs
	(per barrel)	(per MMBtu)	(per barrel)	Per BOE
Oil and gas revenues before derivatives	$44.85	$2.72	$16.68	$35.56
Cash gains on derivative contracts	11.03	—	—	7.44
Realized revenues	$55.88	$2.72	$16.68	43.00
Cash production costs				(18.85)
Cash operating margin				24.15
DD&A				(32.71)
Impairment of oil and gas properties				(252.58)
Accretion and other costs				(2.38)	[a]
Net noncash mark-to-market losses on derivative contracts				(5.34)
Other revenue				0.49
Gross loss				$(268.37)

Reconciliation to Amounts Reported
(In millions)	Revenues	Production and Delivery	DD&A	Impairment of Oil and Gas Properties
Totals presented above	$490	$260	$450	$3,480
Cash gains on derivative contracts	103	—	—	—
Net noncash mark-to-market losses on derivative contracts	(74)	—	—	—
Accretion and other costs	—	33	—	—
Other revenue	6	—	—	—
U.S. oil & gas operations	525	293	450	3,480
Total mining[b]	2,856	2,300	369	—
Corporate, other & eliminations	1	2	4	172	[c]
As reported in FCX's consolidated financial statements	$3,382	$2,595	$823	$3,652

a. Includes charges of $21 million ($1.54 per BOE) primarily for inventory adjustments and prior period tax assessments related to California properties.
b. Represents the combined total for mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page VII.
c. Reflects impairment of international oil and gas properties, primarily in Morocco.

XXX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Nine Months Ended September 30, 2016
(In millions)
		Natural
	Oil	Gas	NGLs	Total
Oil and gas revenues	$968	$117	$30	$1,115
Cash production costs				(558)
Cash operating margin				557
DD&A				(696)
Impairment of oil and gas properties				(4,299)
Accretion and other costs				(969)	[a]
Other revenue				17
Gross loss				$(5,390)

Oil (MMBbls)	26.1
Gas (Bcf)		52.2
NGLs (MMBbls)			1.8
Oil Equivalents (MMBOE)				36.6

	Oil	Natural Gas	NGLs
	(per barrel)	(per MMBtu)	(per barrel)	Per BOE
Oil and gas revenues	$37.11	$2.24	$16.85	$30.50
Cash production costs				(15.28)
Cash operating margin				15.22
DD&A				(19.03)
Impairment of oil and gas properties				(117.56)
Accretion and other costs				(26.49)	[a]
Other revenue				0.45
Gross loss				$(147.41)

Reconciliation to Amounts Reported
(In millions)	Revenues	Production and Delivery	DD&A	Impairment of Oil and Gas Properties
Totals presented above	$1,115	$558	$696	$4,299
Accretion and other costs	—	969	—	—
Other revenue	17	—	—	—
U.S. oil & gas operations	1,132	1,527	696	4,299
Total mining[b]	9,321	6,395	1,230	—
Corporate, other & eliminations	—	35	11	18
As reported in FCX's consolidated financial statements	$10,453	$7,957	$1,937	$4,317

a. Includes charges of $925 million ($25.32 per BOE) primarily for the termination and settlement of drillship contracts, inventory adjustments and asset impairments.
b. Represents the combined total for mining operations and the related eliminations, as presented in the supplemental schedule, "Business Segments,” beginning on page VII.

XXXI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Nine Months Ended September 30, 2015

		Natural
(In millions)	Oil	Gas	NGLs	Total
Oil and gas revenues before derivatives	$1,269	$187	$36	$1,492
Cash gains on derivative contracts	304	—	—	304
Realized revenues	$1,573	$187	$36	1,796
Cash production costs				(765)
Cash operating margin				1,031
DD&A				(1,465)
Impairment of oil and gas properties				(9,270)
Accretion and other costs				(92)	[a]
Net noncash mark-to-market losses on derivative contracts				(217)
Other revenue				15
Gross loss				$(9,998)

Oil (MMBbls)	26.3
Gas (Bcf)		68.1
NGLs (MMBbls)			1.8
Oil Equivalents (MMBOE)				39.4

	Oil	Natural Gas	NGLs
	(per barrel)	(per MMbtu)	(per barrel)	Per BOE
Oil and gas revenues before derivatives	$48.34	$2.74	$19.78	$37.85
Cash gains on derivative contracts	11.58	—	—	7.72
Realized revenues	$59.92	$2.74	$19.78	45.57
Cash production costs				(19.42)
Cash operating margin				26.15
DD&A				(37.18)
Impairment of oil and gas properties				(235.22)
Accretion and other costs				(2.32)	[a]
Net noncash mark-to-market losses on derivative contracts				(5.51)
Other revenue				0.39
Gross loss				$(253.69)

Reconciliation to Amounts Reported
(In millions)	Revenues	Production and Delivery	DD&A	Impairment of Oil and Gas Properties
Totals presented above	$1,492	$765	$1,465	$9,270
Cash gains on derivative contracts	304	—	—	—
Net noncash mark-to-market losses on derivative contracts	(217)	—	—	—
Accretion and other costs	—	92	—	—
Other revenue	15	—	—	—
U.S. oil & gas operations	1,594	857	1,465	9,270
Total mining[b]	9,496	6,998	1,046	—
Corporate, other & eliminations	1	7	11	172	[c]
As reported in FCX's consolidated financial statements	$11,091	$7,862	$2,522	$9,442

a. Includes charges of $59 million ($1.48 per BOE) primarily for idle rig costs, inventory adjustments and prior period tax assessments related to California properties.
b. Represents the combined total for mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page VII.
c. Reflects impairment of international oil and gas properties primarily in Morocco.

XXXII

FREEPORT-McMoRan INC.
RISK FACTOR UPDATES

The risk factor “Because our Grasberg mining operations in Indonesia is a significant operating asset, our business may continue to be adversely affected by political, economic and social uncertainties and security risks in Indonesia”, which was included in our annual report on Form 10-K for the year ended December 31, 2015, is amended to add the following:
“PT-FI produces copper concentrate that contains significant quantities of gold and silver. Substantially all of PT-FI’s copper concentrate is sold under long-term contracts, and during the first nine months of 2016, approximately half of PT-FI’s concentrate production was sold to PT Smelting, its 25-percent owned smelter and refinery in Gresik, Indonesia, which is the only copper smelter in Indonesia.
In August 2016, PT-FI’s export permit was renewed through January 11, 2017. Current regulations published by the Indonesian government prohibit exports of copper concentrate and anode slimes (a financially important by-product of the copper refining process containing metals including gold, produced by PT Smelting) after January 12, 2017. The Indonesian government has indicated it intends to revise those regulations in order to protect employment and government revenues, but we cannot predict whether and when those regulations may be revised or whether any such revisions would impose conditions or costs on PT-FI not contained in its Contract of Work (COW), such as additional royalty payments or export duties, increased smelter development commitments, increased depository requirements, or conversion of contracts of work to less favorable licenses under the 2009 mining law framework. PT-FI is actively engaged with Indonesian government officials to resolve this matter.
We also cannot predict whether PT-FI will be able to continue to export its copper concentrate, or whether PT Smelting will be able to export its anode slimes, after January 12, 2017. The inability of PT-FI and PT Smelting to export copper concentrate and anode slimes, respectively, for any extended period of time, would lead to the suspension of all of our production in Indonesia, which would have a material adverse effect on our cash flow, liquidity and profitability, and could result in asset impairments, inventory write-downs, difficulty in meeting covenants under our credit facilities, and a significant reduction in our reported mineral reserves.
The initial term of PT-FI’s COW expires in 2021, but the COW explicitly provides that it can be extended for two 10-year periods subject to Indonesian government approval, which cannot be withheld or delayed unreasonably. PT-FI has been engaged in discussions with officials of the Indonesian government since 2012 regarding various provisions of its COW, including extending its term. We cannot predict whether PT-FI will be successful in reaching a satisfactory agreement on the terms of its long-term mining rights. If PT-FI is unable to reach agreement with the Indonesian government on its long-term rights, we may be required to reduce or defer investments in underground development projects, which would have a material adverse effect on our future production, cash flow, liquidity and profitability, and could result in asset impairments, inventory write-downs, difficulty in meeting covenants under our credit facilities, and a significant reduction in our reported mineral reserves.
In the event PT-FI is unable to reach a satisfactory resolution of these matters, PT-FI would intend to pursue any and all claims against the Indonesian government for breach of contract through international arbitration.
On October 14, 2016, a new Minister of Energy and Mineral Resources was appointed, the fourth person to hold the office since July 2016. We cannot predict what impact the transition will have on any amendments to existing regulations, or the progress or outcome of PT-FI’s COW negotiations.”
The risk factor “Mine closure and reclamation regulations impose substantial costs on our operations, and include requirements that we provide financial assurance supporting those obligations. We also have plugging and abandonment obligations related to our oil and gas properties, and are required to provide bonds or other forms of financial assurance in connection with those operations. Changes in or the failure to comply with these requirements could have a material adverse effect on us”, which was included in our annual report on Form 10-K for the year ended December 31, 2015, is amended to add the following:

XXXIII

FREEPORT-McMoRan INC.
RISK FACTOR UPDATES (continued)

“With respect to our mining operations, our financial assurance obligations are based principally on state laws that may vary by jurisdiction, depending on how each state regulates land use and groundwater quality.  Although Section 108(b) of Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA) requires the EPA to identify classes of facilities that must establish evidence of financial responsibility, currently there are no financial assurance requirements for active mining operations under CERCLA. In August 2014, several environmental organizations initiated litigation against the EPA to require it to set a schedule for adopting financial assurance regulations under CERCLA governing the hard rock mining industry. The EPA and the environmental organizations reached a joint agreement and submitted it to the U.S. Court of Appeals for the District of Columbia Circuit for approval. Notwithstanding industry objections, the court approved the agreement on January 29, 2016, thereby requiring the EPA to propose financial assurance regulations for the hard rock mining industry by December 1, 2016, and to provide notice of its final action by December 1, 2017. The EPA recently filed a status update with the court confirming that it intended to proceed with promulgation of the proposed rules by December 1, 2016. Based on limited information contained in recent conceptual presentations made by the EPA, the proposed rules, if promulgated as apparently envisioned by the EPA, would result in onerous financial responsibility obligations for our U.S. hard rock mining operations. For instance, the form, cost and availability of financial mechanisms necessary to meet such obligations is uncertain (if they could be met at all). In addition, complying with these obligations could be very costly, harm the international competitiveness of our U.S. hard rock mining operations and have a material adverse effect on our cash flows, operations and profitability.”

Except as described above, there have been no material changes to our risk factors during the nine-month period ended September 30, 2016. For additional information on risk factors, refer to Part I Item 1A. "Risk Factors" of our annual report on Form 10-K for the year ended December 31, 2015.

XXXIV

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan INC.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: October 26, 2016

Freeport-McMoRan Inc.
Exhibit Index

Exhibit
Number

99.1	Press release dated October 25, 2016, titled “Freeport-McMoRan Reports Third-Quarter and Nine-Month 2016 Results” and supplementary schedules.

99.2	Slides presented in conjunction with October 25, 2016, FCX third-quarter and nine-month 2016 earnings conference call conducted via the internet.